UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Angi Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2022

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Angi Inc., which will be held on Wednesday, June 8, 2022, at 9:00 a.m., Eastern Daylight Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Hosting a virtual meeting will enable our stockholders to attend online and participate from any location around the world, and support the health and well-being of our management, directors and stockholders. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2022.

At the Annual Meeting, stockholders will be asked to: (1) elect twelve directors and (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022. The Board of Directors of Angi Inc. believes that the proposals being submitted for stockholder approval are in the best interests of the Company and its stockholders and recommends a vote consistent with the Board’s recommendation for each proposal.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.

Sincerely,
Oisin Hanrahan
Chief Executive Officer

3601 WALNUT STREET, SUITE 700, DENVER, COLORADO 80205
303.963.7200 www.angi.com

ANGI INC.
3601 Walnut Street, Suite 700
Denver, Colorado 80205
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Angi Inc. (“Angi”) is making this proxy statement available to holders of our Class A common stock and Class B common stock in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 8, 2022, at 9:00 a.m., Eastern Daylight Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2022. At the Annual Meeting, stockholders will be asked to:

•elect twelve members of our Board of Directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board);

•ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2022 fiscal year; and

•transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Angi’s Board of Directors has set April 18, 2022, as the record date for the Annual Meeting. This means that holders of record of our Class A common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2022, you will need the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.

By order of the Board of Directors,
Shannon Shaw
Chief Legal Officer & Secretary
April 26, 2022

PROXY STATEMENT

CERTAIN DEFINITIONS

For purposes of this proxy statement, unless the context otherwise requires, references to the following terms will have the meanings set forth below.

•“Angi” refers to Angi Inc., a Delaware corporation (formerly known as ANGI Homeservices Inc.). References to the “Company,” “we,” “our” or “us” in this proxy statement are to Angi.

•“Angi Ads” refers to a business within our North American operating segment that operates under the Angi (formerly Angie’s List) brand and that connects consumers with service professionals for local services through a nationwide online directory.

•“Angi Group” refers to Angi Group, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Angi.

•“Angi Leads” refers to a business within our North American operating segment that operates primarily under the HomeAdvisor, powered by Angi brand, and that matches consumers with home services professionals and provides consumers with tools and resources to help them find, communicate with, and pay for service professionals.

•“Angi Services” refers to a business within our North American operating segment that operates primarily under the Handy and Angi Roofing brands and that includes pre-priced offerings, as well as roof replacement services fulfilled via the Angi Roofing, LLC business (which includes a business the Company acquired on July 1, 2021 known as Total Home Roofing, Inc.).
•“Angie’s List” refers to Angie’s List, Inc., a Delaware corporation. Following the Combination (as defined below), Angie’s List is a wholly-owned subsidiary of Angi Group.

•“Combination” refers to the combination of the HomeAdvisor Business (as defined below) and Angie’s List, which transaction was completed on September 29, 2017.

•“HomeAdvisor Business” refers, prior to the Combination, to the businesses and operations, the results of which were reported in IAC’s HomeAdvisor segment. Following the Combination, “HomeAdvisor Business” refers to the HomeAdvisor digital marketplace service in the United States, which we also refer to as Angi Leads.

•“HomeAdvisor International” refers to HomeAdvisor International, LLC, a Delaware limited liability company. Following the Combination, HomeAdvisor International is a wholly-owned subsidiary of HomeAdvisor (US).

•“HomeAdvisor (US)” refers to HomeAdvisor, Inc., a Delaware corporation. Following the Combination, HomeAdvisor (US) is a wholly-owned subsidiary of Angi Group.

•“IAC” refers to our controlling stockholder, IAC/InterActiveCorp, a Delaware corporation.

•“Investor Rights Agreement” refers to the investor rights agreement between Angi and IAC, which was entered into in connection with the Combination and is summarized on page 34 under the caption “Certain Relationships and Related Person Transactions—Relationships Involving Significant Stockholders.”

•“Services Agreement” refers to the services agreement between Angi and IAC, which was entered into in connection with the Combination and is summarized on page 34 under the caption “Certain Relationships and Related Person Transactions—Relationships Involving Significant Stockholders.”

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PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive a Notice of Internet Availability of Proxy Materials?

A:    In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to deliver this proxy statement and our 2021 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the “Notice Process”). If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2021 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

The Notice is being mailed on or about April 26, 2022 to stockholders of record at the close of business on April 18, 2022, and this proxy statement and our 2021 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on April 26, 2022. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.

Q:     Can I vote my shares by filling out and returning the Notice?

A:    No. However, the Notice contains instructions on how to vote your shares: (i) before the date of the Annual Meeting by way of completing and submitting your proxy online or by requesting and returning a written proxy card by mail, or (ii) at the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2022.

Q:    How do I participate in the Annual Meeting?

A:     To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/ANGI2022 at the time and date of the Annual Meeting and enter the sixteen-digit control number included on your Notice, your proxy card or the instructions from your broker that accompanied your proxy materials.

Q:     Who is entitled to vote at the Annual Meeting?

A:    Holders of Angi Class A common stock and Class B common stock at the close of business on April 18, 2022, the record date for the Annual Meeting established by Angi’s Board of Directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

At the close of business on April 18, 2022, there were 80,248,615 shares of Angi Class A common stock and 422,019,247 shares of Angi Class B common stock outstanding. Holders of Angi Class A common stock are entitled to one vote per share and holders of Angi Class B common stock are entitled to ten votes per share.

Q:     What is the difference between a stockholder of record and a stockholder who holds Angi shares in street name?

A:     If your Angi shares are registered in your name, you are a stockholder of record. If your Angi shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

You may examine a list of the stockholders of record as of the close of business on April 18, 2022 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at the New York City offices of IAC/InterActiveCorp, located at 555 West 18th Street, New York, New York 10011. The list will also be available for examination during the Annual Meeting on the virtual meeting site.

Q:     What shares are included on the enclosed proxy card?

A:    If you are a stockholder of record only, you will receive a proxy card from Broadridge for all shares of Angi Class A common stock that you hold. If you hold your Angi shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your Angi shares. If you are a stockholder of record and hold additional Angi shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold your Angi shares.

Q:    What are the quorum requirements for the Annual Meeting?

A:    The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of Angi Class A common stock and Angi Class B common stock at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2022 will be deemed to be in-person attendees for purposes of determining whether a quorum has been met. Shares of Angi Class A common stock and Angi Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:    What matters will Angi stockholders vote on at the Annual Meeting?

A:    Angi stockholders will vote on the following proposals:

•Proposal 1—to elect twelve members of the Angi Board of Directors, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board);

•Proposal 2—to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2022 fiscal year; and

•to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:     What are my voting choices when voting for director nominees and what votes are required to elect directors to the Angi Board of Directors?

A:    You may vote in favor of all director nominees, withhold votes as to all director nominees or vote in favor of and withhold votes as to specific director nominees.

The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi Class A common stock and Class B common stock (hereinafter collectively referred to as “Angi capital stock”) voting together, with each share of Angi Class A common stock and Class B common stock representing the right to one and ten vote(s), respectively.

The Board recommends that our stockholders vote FOR the election of each of the director nominees.

Q:     What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2022 and what votes are required to ratify this appointment?

A:        You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

The ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2022 requires the affirmative vote of a majority of the voting power of shares of Angi capital stock present at the Annual Meeting in person or represented by proxy and voting together.

The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2022.

Q:     How does IAC’s ownership of all of the shares of Angi Class B common stock outstanding affect votes cast in connection with the Annual Meeting?

A:    As of April 18, 2022 (the Annual Meeting record date), IAC beneficially owned and had the right to vote all of the shares of Angi Class B common outstanding, which holdings represented approximately 98.2% of the voting power of shares of Angi capital stock entitled to vote at the Annual Meeting. As a result, regardless of the vote of any other Angi stockholder, IAC has control over the vote on each matter submitted for stockholder approval at the Annual Meeting.

Q:    Could other matters be decided at the Annual Meeting?

A:    As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the three Angi officers who have been designated as proxies for the Annual Meeting, Joanne Hawkins, Shannon Shaw and Tanya M. Stanich, will each have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:    What do I need to do now to submit a vote?

A:    The Angi Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

•Submitting a Proxy Online: Submit your proxy online at www.proxyvote.com. Internet proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on Tuesday, June 7, 2022;

•Submitting a Proxy by Telephone: Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on Tuesday, June 7, 2022; or

•Submitting a Proxy by Mail: If you choose to submit your proxy by mail, simply mark, date and sign your proxy and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2022 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your Notice, your proxy card or the instructions from your broker that accompanied your proxy materials.

For shares of Angi Class A common stock held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from Angi or from your broker, bank and/or other holder of record. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.

Q:     If I hold my Angi shares in street name, will my broker, bank or other holder of record vote my shares for me?

A:    If you hold your shares of Angi Class A common stock in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.

Non-Discretionary Items. The election of directors is a non-discretionary item and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you. If you do not provide your bank, broker and/or other holder of record with voting instructions, your shares of Angi Class A common stock will be represented by “broker non-votes” in the case of this proposal.

Discretionary Items. The ratification of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2022 is a discretionary item. Generally, brokers, banks and/or other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion, and these votes will be counted for purposes of determining a quorum.

Q:     What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:    Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the auditor ratification proposal) and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (the election of directors). Shares represented by broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:     Can I change my vote or revoke my proxy?

A:    Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

•submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Annual Meeting;

•delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/ANGI2022 (although virtual attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If you hold your shares of Angi Class A common stock through a broker, bank and/or other holder of record, follow the instructions that you receive from your broker, bank and/or other holder of record if you wish to change your vote or revoke your proxy.

Q:    What if I do not specify a choice for a matter when submitting a proxy?

A:    If you do not give specific instructions, proxies that are properly submitted will be voted FOR the election of all director nominees and FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for the 2022 fiscal year.

Q:     How are proxies solicited and who bears the related costs?

A:    Angi bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of Angi may solicit proxies from stockholders by various means, including by telephone, e-mail, letter or in person. Following the initial mailing of the Notice and proxy materials, Angi will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Angi Class A common stock and to request authority for the exercise of proxies. In such cases, Angi, upon the request of these holders of record, will reimburse these parties for their reasonable expenses.

Q:     What should I do if I have questions regarding the Annual Meeting?

A:    If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualsharesholdermeeting.com/ANGI2022 and vote at that time and/or would like copies of any of the documents referred to in this proxy statement, contact Angi Investor Relations at 1.212.314.7400 or ir@angi.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

At the upcoming Annual Meeting, a board of twelve directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board). As described under the caption “Director Nominations” on page 10, pursuant to the Investor Rights Agreement, six directors are nominated by IAC and the remaining six directors are nominated by the Angi Board. IAC has nominated Christopher Halpin, Kendall Handler, Joseph Levin, Glenn H. Schiffman, Mark Stein and Suzy Welch. The Angi Board has nominated Angela R. Hicks Bowman, Thomas R. Evans, Alesia J. Haas, Oisin Hanrahan, Sandra Buchanan Hurse and Jeremy Philips. Information concerning director nominees appears below.

Although Angi management does not anticipate that any of the director nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.

The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi capital stock voting together as a single class.

The Board recommends that our stockholders vote FOR the election of all director nominees.

Information Concerning Director Nominees

Background information about each director nominee is set forth below, including (as applicable) information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee.

Angela R. Hicks Bowman, age 49, who also goes by Angie Hicks, has been a director of Angi and served as our Chief Customer Officer since September 2017. Prior to serving in these roles, Ms. Hicks Bowman co-founded Angie’s List in 1995 and served as its Chief Marketing Officer from May 2000 to September 2017 and as member of its board of directors from March 2013 to September 2017. Ms. Hicks Bowman earned a Bachelor of Arts in Economics from DePauw University, from which she received a Distinguished Alumni Award for Management and Entrepreneurship and the Robert C. McDermond Medal for Excellence in Entrepreneurship, and a Master of Business Administration degree from Harvard Business School. Ms. Hicks Bowman has received multiple awards for her entrepreneurial achievements, as well as her leadership in both the community and the technology field, including (among others) being awarded both the TechPoint Trailblazer Award and Harvard Business School’s Alumni Achievement Award in 2017. Ms. Hicks Bowman is one of two directors initially selected by Angie’s List from its board of directors to serve as Angi directors following the Combination. Ms. Hicks Bowman currently serves as our Chief Customer Officer and has unique knowledge and experience regarding Angi and Angie’s List, as well as leadership and operational experience, which she gained as a co-founder of Angie’s List and through her role as Chief Marketing Officer of Angie’s List prior to the Combination.

Thomas R. Evans, age 67, has been a director of Angi since September 2017. Mr. Evans served as President and Chief Executive Officer of Bankrate, Inc. (a digital publisher of consumer financial content and rate information (“Bankrate”)) from June 2004 to December 2013, during which time he also served as a member of the board of directors of Bankrate. Following his retirement from Bankrate, Mr. Evans served as an advisor to the board of directors of Bankrate through December 2015. Prior to his tenure at Bankrate, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp. (a company specializing in the online processing of consumer credit card payments for government taxes, fees and fines) from August 1999 to September 2003, and as President and Chief Executive Officer of GeoCities Inc. (a community of personal websites) from March 1998 to June 1999. Prior to his digital experience, Mr. Evans was a 20-year veteran of the magazine business, having served as President and Publisher of U.S. News & World Report, President of The Atlantic Monthly and President and Publisher of Fast Company, which he launched in 1995. Mr. Evans has served as a member of the board of directors of Shutterstock, Inc. (a stock photography, stock footage, stock music and editing tools provider) since March 2012 and served as a member of the board of Angie’s List from February 2016 to September 2017. He has also served as member of the boards of directors of Millennial Media, Inc. (a public mobile marketplace company), and Future Fuel Corp. (a public chemical manufacturing company). Mr. Evans is one of two directors initially selected by Angie’s List from its board of directors to serve as Angi directors following the Combination. Mr. Evans has experience as a public company chief executive officer and advisor, as well as extensive digital experience in a variety of industries, a high level of financial literacy and insight into the media industry.

Alesia J. Haas, 45, has been a director of Angi since September 2017. Ms. Haas has served as Chief Financial Officer of Coinbase Global Inc. (“Coinbase”), a publicly traded cryptocurrency platform, since April 2018. Prior to joining Coinbase, Ms. Haas served as Chief Financial Officer of Sculptor Capital Management, Inc., formerly Och Ziff Capital Management LLC (“Sculptor”), a publicly traded, global institutional alternative asset manager, from December 2016 to April 2018. Prior to joining Sculptor, Ms. Haas served as Chief Financial Officer of OneWest Bank, N.A. (“OneWest Bank”), a California based commercial bank, from January 2013 until its acquisition by CIT Group Inc. in December 2015. Prior to her tenure as Chief Financial Officer of OneWest Bank, Ms. Haas served as Interim Chief Financial Officer of OneWest Bank from September 2012 to January 2013 and Head of Strategy for OneWest Bank from March 2009 to August 2015. Ms. Haas has served as a member of the board of directors of Vimeo, Inc., since May 2021 and previously served as a member of the board of directors of Sears Holding Corporation (a leading integrated (digital and physical) retailer) from February 2016 to December 2016. In nominating Ms. Haas, the Board considered her experience serving as a public company chief financial officer, including the attendant risk oversight duties, and high level of financial literacy.

Christopher Halpin, age 45, has served as an Executive Vice President and Chief Financial Officer of IAC since January 2022. Prior to joining IAC, Mr. Halpin spent nearly a decade in leadership roles at the National Football League (the “NFL” or the “League”), most recently as NFL Executive Vice President and Chief Strategy & Growth Officer from December 2018 to January 2022, in which capacity he oversaw all strategic growth and development opportunities, including the League’s digital and sports betting strategies, data and analytics, and its expansion internationally. From March 2017 to December 2018, Mr. Halpin served as the League’s Chief Strategy Officer. Prior to (and from March 2017 to March 2018, contemporaneously with) this role, Mr. Halpin led the League’s Consumer Products Business from August 2014 to March 2018, including its activities in ecommerce and gaming, and before that time, he led strategy and business development for the League’s media business from June 2013 to August 2014. Before joining the NFL, Mr. Halpin was a Partner and Managing Director at Providence Equity Partners, where he worked for thirteen years, during which time he led transactions across the firm’s media, entertainment and technology investments. Mr. Halpin began his career in the Merchant Banking Department of Goldman Sachs & Co. LLC. Mr. Halpin was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Halpin has extensive experience with consumer digital engagement and data and analytics across a range of technologies, platforms and businesses, as well as a high level of financial literacy and expertise regarding strategic transactions and investments.

Kendall Handler, age 37, has been a director of Angi since December 2020. She has served as Executive Vice President and General Counsel of IAC since January 2022, and prior to that time, as Senior Vice President and General Counsel from January 2021 to January 2022. Prior to assuming these roles, Ms. Handler spent over three years overseeing all legal aspects of IAC’s mergers and acquisitions activity, first in her capacity as M&A Counsel of IAC and then as Vice President, M&A Counsel of IAC. Before joining IAC in 2017, Ms. Handler served for over six years as an associate at Wachtell, Lipton, Rosen & Katz, where she advised clients on mergers and acquisitions, corporate governance and other general corporate matters. Ms. Handler received a Bachelor of Arts from the University of Virginia and a Juris Doctorate, cum laude, from Harvard Law School. Ms. Handler was nominated by IAC pursuant to the Investor Rights Agreement. Ms. Handler has expertise in mergers and acquisitions, strategic initiatives and corporate governance.

Oisin Hanrahan, age 38, has been a director of Angi since February 2021. He has served as Chief Executive Officer of Angi since February 2021 and previously served as Chief Product Officer for Angi from June 2019 through February 2021. Mr. Hanrahan also served as Chief Executive Officer of Handy Technologies, Inc. (“Handy”), which Angi acquired in October 2018. Mr. Hanrahan co-founded Handy in 2012 and served as its Chief Executive Officer since its founding. Prior to founding Handy, Mr. Hanrahan founded MiCandidate, a service that provided real time political content to media companies in 25 European countries, and Clearwater Group, a real estate development business in Budapest, Hungary. Mr. Hanrahan is also a co-founder and served as a member of the board of directors of The Undergraduate Awards, a foundation he created in 2009 to support and celebrate outstanding undergraduate students globally. Mr. Hanrahan studied at Trinity College Dublin, London School of Economics and Harvard Business School and also advises a number of startups and runs a small early stage angel fund. In nominating Mr. Hanrahan, the Board considered his role as Chief Executive Officer of Angi and his entrepreneurial experience and knowledge regarding our products and brands, which he gained through his prior leadership roles, including as Chief Product Officer of Angi and Chief Executive Officer of Handy.

Sandra Buchanan Hurse, age 57, has been a director of Angi since November 2021. She has served as Managing Director, Chief Human Resources Officer of GCM Grosvenor, a leading global alternative asset firm, since May 2018. In this role, Ms. Hurse is responsible for overseeing GCM Grosvenor’s global human resources function, together with its office and real estate services. In addition to her role as Chief Human Resources Officer, Ms. Hurse serves as a member of GCM Grosvenor’s Office of the Chairman, as well as a member of the firm’s Environmental, Social and Governance and Diversity, Equity and Inclusion committees. Prior to her tenure at GCM Grosvenor, Ms. Hurse held various positions at Bank of America from 2013 to 2018, most recently serving as the Global Head of Human Resources for Corporate and Investment Banking. Prior to her tenure at Bank of America, Ms. Hurse held leadership roles in Talent Management and Talent Acquisition at Goldman Sachs & Co. LLC from 2006 to 2013 and JP Morgan Chase & Co. from 1998 to 2006. In her not-for-profit affiliations, Ms. Hurse serves as a member of the board and the Human Resources Committee of The Harlem School of Arts, a member of the Council for Urban Professionals and as co-chair of its Nominating Committee and a member of the board and Finance Committee of the Thurgood Marshall College Fund. Ms. Hurse received a Bachelor of Business Administration in Finance and Sociology from Bernard M. Baruch College and a Master of Business Administration in Marketing from the University of Michigan. In nominating Ms. Hurse, the Board considered her expertise in human resources, talent management and people operations, including extensive expertise with people strategy gained through her leadership of global human resources functions.

Joseph Levin, age 42, has been Chairman of our Board since September 2017. Mr. Levin has served as Chief Executive Officer and a director of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and he previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Mr. Levin has also served on the boards of directors of Match Group, Inc., MGM Resorts International, and Vimeo, Inc. since October 2015, August 2020, and May 2021, respectively, and currently serves as Chairman of the board of Vimeo, Inc. Mr. Levin previously served on the boards of directors of LendingTree, Inc. (from August 2008 through November 2014), The Active Network (beginning prior to its 2011 initial public offering through its sale in December 2013) and Groupon, Inc. (from March 2017 to July 2019). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. Mr. Levin was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Levin has unique knowledge and experience regarding Angi and its businesses that he has gained through his various roles with IAC since 2003, most recently his role as Chief Executive Officer of IAC, as well as a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Jeremy Philips, age 49, has been a director of Angi since November 2021. He has been a general partner of Spark Capital, a venture capital firm responsible for early-stage funding of technology startups, since May 2014. From January 2012 until May 2014, Mr. Philips invested in various private technology companies. From June 2010 to January 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange. From July 2004 to March 2010, Mr. Philips held various positions of increasing responsibility with News Corporation, most recently serving as an Executive Vice President in the Office of the Chairman. Prior to his tenure at News Corporation, among other roles, Mr. Philips co-founded and served as Vice-Chairman of ecorp, a publicly traded Internet holding company. Mr. Philips serves on the board of directors of TripAdvisor, Inc., a publicly traded online travel research company, as well as several private Internet companies. Mr. Philips also serves as an adjunct professor at Columbia Business School and holds a Bachelor of Arts and a Bachelor of Laws from the University of New South Wales and a Master of Public Administration from the Harvard Kennedy School of Government. In nominating Mr. Philips, the Board considered his technology and marketplace expertise, as well as his strategic and operational experience acquired through serving as Chief Executive Officer and other executive-level positions, high level of financial literacy and expertise regarding strategic investments and transactions.

Glenn H. Schiffman, age 52, has served as a director of Angi since June 2017. He currently serves as Executive Vice President and Chief Financial Officer of Fanatics, Inc. (“Fanatics”), a global digital sports platform. As Chief Financial Officer of Fanatics, Mr. Schiffman is responsible for a broad set of financial and corporate functions across the entire Fanatics global enterprise including corporate finance, M&A, treasury, financial planning and analysis, investor relations, accounting, information security, human resources, legal and corporate administration. Prior to his appointment at Fanatics, Mr. Schiffman served as Executive Vice President and Chief Financial Officer of IAC/InterActiveCorp from April 2016 to August 2021 and as Chief Financial Officer of Angi from September 2017 until August 2019 and from February 2021 until July 2021. Prior to his appointment at IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, since March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of Lehman’s Asia business in 2008. Mr. Schiffman serves on the Board of Directors of Match Group, Inc. and Vimeo, Inc. He is a member of the National Committee on United States-China Relations and a member of the Duke Children’s National Leadership Council. In Mr. Schiffman’s philanthropic efforts he focuses on endowing organizations and funding initiatives with permanent capital to make lasting change. He founded and is Chairman of the Valerie Fund Endowment, which supports children with cancer and blood disorders, created an Endowment at the Duke Medical Center to research and hopefully someday cure pediatric cancer, created an Endowment at Washington and Lee University to support Women’s Athletics and created an Endowment at Duke University to fund scholarships for athletes from underrepresented communities. Mr. Schiffman has a degree in economics and history from Duke University. He was named Institutional Investor’s CFO of the Year for the Midcap Internet Sector in 2018 and 2021. Mr. Schiffman was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Schiffman has served as Chief Financial Officer of Angi and also has gained unique knowledge and experience regarding Angi and its businesses through his role as Executive Vice President and Chief Financial Officer of IAC. In addition, Mr. Schiffman has risk management experience gained in his roles as Chief Financial Officer, as well as a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions. Mr. Schiffman also has investment banking experience, which gives him particular insight into trends in capital markets and the technology and media industries.

Mark Stein, age 54, has served as a director of Angi since September 2017. Mr. Stein has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (from January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment (from November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. Mr. Stein served on the board of directors of Match Group, Inc. from October 2015 through June 2020. Mr. Stein was nominated by IAC pursuant to the Investor Rights Agreement. Mr. Stein has unique knowledge and experience regarding Angi and its businesses that he has gained through his various roles with IAC since 2005, as well as high levels of financial and legal literacy, experience in operating a variety of online consumer service businesses and expertise regarding investments, partnerships and other strategic transactions.

Suzy Welch, age 62, has served as a director of Angi since September 2017. Ms. Welch is a business journalist, public speaker and author of the New York Times bestseller 10-10-10: A Life Transforming Idea, and an entrepreneur. Ms. Welch is also a co-author of the international best-sellers, The Real Life MBA and Winning. In addition to her writing and public speaking, Ms. Welch has served as a television commentator for numerous networks since 2002, and exclusively for NBC and CNBC since 2015. She has also been a contributing editor for LinkedIn, anchoring major editorial projects. From 2010 to 2020, Ms. Welch also served as a curriculum advisor for the Jack Welch Management Institute, which she co-founded. Ms. Welch began her career working as a reporter for The Miami Herald from September 1981 through June 1985, after which she attended Harvard Business School, where she graduated as a Baker Scholar in 1988. She then worked as a management consultant at Bain & Co. before joining the Harvard Business Review as a senior editor in January 1995. She was named editor-in-chief in 2001, serving in that position until April 2002. Ms. Welch also serves on several private company and non-profit boards. Ms. Welch was nominated by IAC pursuant to the Investor Rights Agreement. Ms. Welch has broad general business experience that she has gained through her various affiliations with Harvard and the Jack Welch Management Institute, as well as expertise in business leadership, strategy and organizational behavior, topics about which she has written and spoken extensively.

Corporate Governance

Controlled Company Status. Angi is subject to the Marketplace Rules of The Nasdaq Stock Market, LLC (the “Marketplace Rules”), which exempt “Controlled Companies” from certain Nasdaq corporate governance requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, group or another company. IAC controls more than 50% of the voting power of Angi capital stock and has filed a Statement of Beneficial Ownership on Schedule 13D relating to its Angi holdings with the SEC. On this basis, Angi is relying on the exemption for Controlled Companies from certain Nasdaq requirements, specifically, those that would otherwise require that:

•a majority of the Angi Board of Directors consists of “independent” directors, as such term is defined in the Marketplace Rules; and
•we have a nominating/governance committee composed entirely of “independent” directors with a written charter addressing the committee’s purpose and responsibilities.

Pursuant to the Investor Rights Agreement, we are obligated to avail ourselves of the exemption for Controlled Companies from certain Nasdaq requirements for so long as IAC controls more than 50% of Angi capital stock (and except as may be otherwise consented to by IAC).

Leadership Structure. The Company’s business and affairs are overseen by its Board. Our Board currently has twelve members, which consist of eleven of the nominees (the twelfth nominee, Mr. Halpin, is not a current director) and Mr. Gregg Winiarski. The Board service of current director Mr. Winiarski will conclude at the 2022 Annual Meeting. The Company is grateful to him for his many years of dedicated service to the Company and the Board of Directors.

The Board has an Audit Committee, an Executive Compensation Committee and a Compensation Committee. The Audit and Executive Compensation Committees are both comprised solely of independent directors. For more information regarding director independence and our Board Committees, see the discussion under “Director Independence” on page 10 and “The Board and Board Committees” beginning on page 11. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chairman and the Chief Executive Officer and have full access to Company management at all times.

Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit and Executive Compensation Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management. At each regularly scheduled Board meeting, the Chairperson of each of these committees will provide the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.

Mr. Hanrahan serves as our Chief Executive Officer, and Mr. Levin serves as our Chairman. We believe that this leadership structure provides us with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of our company and its various businesses, coupled with the oversight of our strategic goals and vision by a Chairman who has a wealth of unique knowledge and experience regarding us and our businesses, as well as public company expertise. At this time, we believe that this leadership structure is the most appropriate one for the Company and its stockholders.

Risk Oversight. Company management is responsible for assessing and managing the Company’s exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risk or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Company management, as well as through the Board’s committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, cybersecurity threats, acquisitions and divestitures and financial matters. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and our Chairman and the Board and its committees providing oversight in connection with those efforts.

Compensation Risk Assessment. We periodically conduct risk assessments of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of the Company’s compensation policies and programs and the administration of these programs pose any material risks to the Company. The findings of any risk assessment are discussed with the Executive Compensation and Compensation Committees and, where appropriate, the full Board of Directors. Based upon our assessments, we believe that our compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Hedging Policies and Practices. Angi’s policy on securities trading provides that no director, officer or employee of Angi and its businesses may engage in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to securities of Angi and/or its publicly traded affiliates, or engage in short sales with respect to securities of Angi and/or its publicly traded affiliates. This prohibition extends to any and all forms of hedging and monetization transactions, such as zero-cost collars and forward sale contracts (among others).

Stock Ownership Policy. The Company has a stock ownership policy to further align the interests of Angi's executives with the interests of stockholders. The policy requires each of the Chief Executive Officer, Chief Financial Officer, and other designated executives, including our named executive officers (“NEOs”), to hold a minimum number of shares of Angi stock by the fifth anniversary of their date of hire into an eligible position, as follows: 1,000,000 shares for the Chief Executive Officer, 125,000 shares for the Chief Financial Officer, and 75,000 shares for other designated executives, including NEOs. Each of Messrs. Dua, Hanrahan, Pedersen, and Shanmugasundaram and Ms. Sivajee was hired or promoted into a new role in 2021 and must attain applicable stock ownership guideline levels by the fifth anniversary of his or her respective hire or promotion date, although Mr. Dua had already achieved his guideline level as of April 18, 2022. Mr. Hanrahan had previously achieved the guideline level applicable to his role as Chief Product Officer but became subject to a new guideline level upon his promotion to Chief Executive Officer on February 24, 2021. Executives generally must retain 25% of the net shares (after shares are sold or netted to pay the exercise price and/or statutory withholding) from the vesting of an RSU award or an exercise of a stock option until the applicable ownership level is achieved.

Director Independence. Under the Marketplace Rules, the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships with us and our businesses that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. When making independence determinations, the Board reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. Specifically, the Board considers that in some cases in the ordinary course of business, Angi and its businesses and affiliates (including IAC and its other subsidiaries) may sell products and services to, and/or purchase products and services from, companies at which directors (or certain of their family members) are employed or serve as directors, or over which directors (or certain of their family members) may otherwise exert control and if so, whether any payments were made to (or received from) such entities by Angi and its businesses and affiliates (including IAC and its other subsidiaries). Information relevant to independence determinations is obtained from director responses to questionnaires circulated by Company management, as well as from Company records and publicly available information. Once an independence determination is made, Company management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on a prior independence determination.

In December 2021, the Board determined that each of Messrs. Evans and Philips and Mses. Haas and Hurse are independent. In the case of Messrs. Evans and Philips and Mses. Haas and Hurse, no relationships of the type that would preclude a determination of independence under the Marketplace Rules or otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director were identified for consideration.

Of the remaining eight director nominees, seven (Mses. Hicks Bowman and Handler, and Messrs. Halpin, Hanrahan, Levin, Schiffman and Stein) are officers or former officers of Angi or IAC, and a family member of Ms. Welch provided consulting services to IAC in 2019 and received fees for these services from IAC. Given these relationships, none of these directors is independent.

In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Executive Compensation Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee and compensation committee members.

Director Nominations. Pursuant to the Investor Rights Agreement, IAC has the right to nominate a certain number of our directors (currently six) corresponding to its degree of equity and voting interest in us until such time as its equity and voting interest are both less than 10%, as well as appoint replacements of its designated directors should such individuals become unable or unwilling to serve. IAC has nominated Messrs. Levin, Halpin, Schiffman and Stein and Mses. Handler and Welch, and the remaining six directors (Messrs. Evans, Hanrahan and Philips and Mses. Hicks Bowman, Haas and Hurse) were nominated by the Angi Board.

As a result of the rights under the Investor Rights Agreement described above and the Controlled Company exemption, the Board does not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. While there are no specific requirements for eligibility to serve as a director of Angi, in evaluating candidates, the Board will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of Angi, whether the candidate’s experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of Angi’s stockholders. The Board believes that the interests of the stockholders are best served when the Board has diverse balance of experience, skills and characteristics because it encourages a fuller discussion on Board topics from a variety of viewpoints and with the benefit of many different experiences. Although the Board does not have a formal diversity policy, the Board considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members. The current Board composition represents diverse experience and skills appropriate to our business. Additionally, as set forth in the matrix below, the Board currently includes four directors who self-identify as “Female” and one who self-identifies as an “Underrepresented Minority,” as defined in the Marketplace Rules, and thus meets the general diversity objective of the Marketplace Rules.

Board Diversity Matrix (as of April 26, 2022)
Total Number of Directors	12
Part I: Gender Identity
Female	4	—	—	—
Male	—	7	—	—
Non-Binary	—	—	—	—
Did Not Disclose Gender	—	—	—	1
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1

The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, and to date Angi has not received any such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Angi Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender’s stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman and, if deemed appropriate, will be shared with the full Board for further review.

Communications with the Angi Board. Stockholders who wish to communicate with the Angi Board or a particular director may send such communication to Angi Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205, Attention: Corporate Secretary.

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder—Board Communication” or “Stockholder—Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

The Board and Board Committees

The Board. The Board met five times and took action by written consent five times in 2021. All incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served during 2021. Directors are not required to attend annual meetings of Angi stockholders. Four members of the Board attended the Company’s 2021 Annual Meeting of Stockholders.

The Board currently has three standing committees: the Audit Committee, the Executive Compensation Committee and the Compensation Committee.

Audit Committee. The members of the Audit Committee are Messrs. Evans and Philips and Ms. Haas, with Ms. Haas serving as the Chairperson of such committee. The Audit Committee met eight times and did not take any action by written consent in 2021.

The Audit Committee is appointed by the Board and functions pursuant to a written charter adopted by the Board, the most recent version of which is filed as Appendix A to this proxy statement. The Audit Committee assists the Board with a variety of matters described in its charter, which include monitoring: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, cybersecurity, and other risk exposures, including risks relating to workplace conduct, and (vi) the compliance by Angi with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, the Company’s independent registered public accounting firm, the Company’s internal auditors and Company management. The formal report of the Audit Committee is set forth on page 14.

In early 2022, the Board concluded that each of Messrs. Evans and Philips and Ms. Haas meets the independence standards under applicable SEC rules and the Marketplace Rules for service on the Audit Committee and is able to read and understand fundamental financial statements, and that Ms. Haas is an “audit committee financial expert,” as such term is defined in applicable SEC rules and possesses financial sophistication under the Marketplace Rules.

Mr. Philips joined the Board and the Audit Committee in November 2021. Former director Ms. Yilu Zhao served on the Board and the Audit Committee until her resignation in November 2021. The Board had previously concluded that Ms. Zhao met the independence standards under applicable SEC rules and the Marketplace Rules for service on the Audit Committee and was able to read and understand fundamental financial statements. Ms. Zhao’s years of dedicated service to the Company, the Board and the Audit Committee are very much appreciated.

Executive Compensation and Compensation Committees. The members of: (i) the Executive Compensation Committee are Mr. Evans and Mses. Haas and Hurse and (ii) the Compensation Committee are Mr. Evans and Mses. Haas, Hurse and Welch, with Mr. Evans serving as the Chairperson of both committees. The Executive Compensation Committee met twice and took action by written consent eight times in 2021. The Compensation Committee met twice and took action by written consent fourteen times in 2021.

Both committees are appointed by the Board and each committee functions pursuant to a written charter adopted by the Board. Except for those matters reserved exclusively for the Executive Compensation Committee (as described below), both committees assist the Board with all matters relating to, and have overall responsibility for approving and evaluating, all compensation plans, policies and programs of the Company. Both committees may form and delegate authority to subcommittees and may delegate authority to one or more of their respective members. While the committees generally meet and take action jointly, where appropriate or required, either committee takes action unilaterally. In addition, the Compensation Committee may also delegate to one or more of the Company’s officers its authority to make grants of equity-based compensation to the extent allowed under applicable law.

Matters reserved exclusively for the Executive Compensation Committee relate to the compensation of our Chief Executive Officer and other “officers” (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Accordingly, the Executive Compensation Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company in which these officers are the exclusive participants and any other compensation plans, policies, and programs of the Company as they may affect such officers.

For additional information on Angi’s processes and procedures for the consideration and determination of executive compensation and the related roles of the Executive Compensation and Compensation Committees, Company management and consultants, see the discussion under “Compensation Discussion and Analysis” generally beginning on page 16. The joint report of the Executive Compensation and Compensation Committees is set forth on page 21.

In early 2022, the Board concluded that each of Mr. Evans and Mses. Haas and Hurse meet the independence and other requirements of applicable SEC rules and the Marketplace Rules for compensation committee members.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee has appointed Ernst & Young LLP as Angi’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The Audit Committee annually evaluates the performance of Ernst & Young LLP and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young LLP as Angi’s independent registered public accounting firm for 2022, the Audit Committee considered: (i) the firm’s performance as the Company’s independent registered public accounting firm, (ii) the fact that the firm has served as the independent registered public accounting firm for IAC (which included HomeAdvisor (US) and HomeAdvisor International when they were wholly-owned subsidiaries of IAC) since 1996 and also served as the independent registered public accounting firm for Angie’s List for many years, (iii) the firm’s independence with respect to the services to be performed for the Company and (iv) the firm’s strong and considerable qualifications and general reputation for adherence to professional auditing standards.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Ratification of the appointment of Angi’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of shares of Angi capital stock present at the Annual Meeting in person or represented by proxy and voting together.

The Board recommends that our stockholders vote FOR ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2022.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee functions pursuant to a written charter adopted by the Board, the most recent version of which is filed as Appendix A to this proxy statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, cybersecurity, and other risk exposures, including risks relating to workplace conduct, and (vi) the compliance by Angi with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Angi’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the Company’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Angi for the year ended December 31, 2021 with Angi’s management and Ernst & Young LLP, Angi’s independent registered public accounting firm.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from Angi and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Angi be included in Angi’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Members of the Audit Committee

Alesia J. Haas (Chairperson)
Thomas R. Evans
Jeremy Philips

Fees Paid to Our Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Ernst & Young to Angi for the years ended December 31, 2021 and 2020:

	2021		2020
Audit Fees	$2,134,402	(1)	$2,155,000	(2)
Audit-Related Fees	—		—
Total Audit and Audit-Related Fees	$2,134,402		$2,155,000
Tax Fees	—		—
All Other Fees	$—		$—
Total Fees	$2,134,402		$2,155,000

(1)Audit Fees in 2021 include (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) fees for statutory audits (audits performed for certain Angi businesses in various jurisdictions abroad, which audits are required by local law), and (iii) fees for accounting consultations.
(2)Audit Fees in 2020 include (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) fees for statutory audits (audits performed for certain Angi businesses in various jurisdictions abroad, which audits are required by local law), (iii) fees for services performed in connection with the issuance of a comfort letter and other services in connection with a private debt offering, and (iv) fees for accounting consultations.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by Angi’s independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm’s independence from Angi and its management. Unless a type of service to be provided by Angi’s independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews the list of pre-approved services from time to time and will revise it as and if appropriate. Pre-approved fee levels for all services to be provided by Angi’s independent registered public accounting firm are established periodically from time to time by the Audit Committee.

Pursuant to this pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

INFORMATION CONCERNING ANGI EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Background information about current Angi executive officers who are not director nominees is set forth below. For background information about Angi’s Chief Executive Officer, Oisin Hanrahan and Interim Chief Financial Officer, Glenn H. Schiffman, see the discussion under “Information Concerning Director Nominees” beginning on page 5.

Umang Dua, age 35, has served as Chief Revenue Officer – Services for Angi since February 2021. Prior to this role, Mr. Dua served as Chief Operating Officer and Co-Founder of Handy, which was founded in 2012 and acquired by Angi in 2018. Before founding Handy, Mr. Dua worked as a consultant with McKinsey & Company. He also founded College Connect, a global online platform that connected college and business school applicants with enrolled students. Mr. Dua earned a Bachelor of Arts degree in Economics and Political Science from Amherst College and studied at Harvard Business School.

Jeffrey W. Kip, age 54, has served as Chief Executive Officer of HomeAdvisor International since April 2016. Prior to serving in this role, Mr. Kip served as Chief Financial Officer of IAC from March 2012 to April 2016. Before joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of Panera Bread Company, a national bakery-cafe concept in the United States and Canada (“Panera”), from May 2006 to March 2012. From November 2003 until May 2006, Mr. Kip served as Panera’s Vice President, Finance and Planning and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as an Associate Director and Director at UBS, an investment banking firm, and from August 1999 until November 2002, Mr. Kip was an Associate at Goldman Sachs & Co. LLC, an investment banking firm. Mr. Kip serves on the Board of Directors of Berkshire Hills Bancorp, Inc. and its subsidiary Berkshire Bank.

Jeff Pedersen, age 53, has served as Chief Financial Officer for Angi since July 2021. Prior to joining Angi, Mr. Pedersen most recently served as Operating Partner at Stripes, an equity firm that invests in high-growth software and consumer businesses, from 2017 to 2021. As Operating Partner, Mr. Pedersen played a key role in new investments and provided financial support and guidance to its portfolio companies, including serving as interim Chief Financial Officer for companies such as Stella & Chewy’s and Udemy, Inc. Before joining Stripes, Mr. Pedersen was Chief Financial Officer of Handy from 2014 to 2017. He also provided leadership in several roles at Amazon.com, Inc. (“Amazon”) from 2008 to 2014, including Head of Hardlines Finance with financial responsibility for the Amazon Hardlines businesses. Prior to Amazon, Mr. Pedersen led financial strategy for several lines of business at Dell Inc. after beginning his career at International Business Machines Corporation (IBM). Mr. Pedersen holds a Master of Science in Management with a Finance concentration from Purdue University and a Bachelor of Business Administration from Iowa State University.

Kulesh Shanmugasundaram, age 46, has served as Chief Technology Officer of Angi since March 2021. Previously, Mr. Shanmugasundaram held various leadership roles, including Chief Technology Officer and Senior Vice President, Engineering, of Handy since March 2016. Prior to his tenure with the Company, Mr. Shanmugasundaram held multiple engineering leadership roles, including Director of Engineering, at Amplify Education, Inc. from 2011 to 2015, where he built products used by millions of students in classes nationwide. Mr. Shanmugasundaram also has co-founded two startup companies, Digital Assembly LLC, a software and blockchain development company, and Vivic Networks LLC, a computer software company, that commercialized his research in network security and digital forensics. He holds a Ph.D in Computer Science and a Bachelor of Science in Computer Science from New York University, where he serves as an adjunct professor.

Shannon M. Shaw, age 47, has served as Chief Legal Officer of Angi since March 2019. In her current role, Ms. Shaw oversees all legal and compliance matters across the Company’s various brands and businesses. Before joining the Company, Ms. Shaw served as Chief Counsel, Americas for dormakaba Inc., a global provider of access control and security solutions, where she oversaw the company’s legal operations for North America, Mexico and South America, from August 2018 to March 2019. Prior to her tenure at dormakaba Inc., Ms. Shaw served as General Counsel/Chief Legal Officer of Angie’s List from September 2011 to April 2018. Prior to her tenure at Angie’s List, Ms. Shaw was a labor and employment attorney at the law firm of Barnes & Thornburg, LLP from September 2003 to September 2011, where she litigated on behalf of companies and advised national and local companies on compliance with federal and state labor and employment laws. Ms. Shaw also served as Media Relations Coordinator at Clarian Health Partners, a large hospital conglomerate, from 1997 to 2000.

Dhanusha Sivajee, age 44, has served as Chief Marketing Officer for Angi since September 2021. In this role, Ms. Sivajee oversees the Company’s brand marketing vision, strategy and execution for both homeowners and service professionals. Prior to this role, she served as Chief Marketing Officer of The Knot Worldwide (previously XO Group Inc.), a media and technology company, where she was an integral part of the executive team responsible for the media to marketplace transformation. Prior to The Knot Worldwide, Ms. Sivajee served as Chief Marketing Officer for the AOL Brand Group’s suite of brands. She has also held senior-level marketing and content development positions at Bloomberg L.P. and Home Box Office, Inc. (HBO). Ms. Sivajee has also served on the Board of Directors of HNI Corporation since 2019. Ms. Sivajee holds a Bachelor of Science in International Management from the University of Manchester, England, and a Master of Business Administration from Duke University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) provides information regarding our compensation program as it relates to the following persons, whom we refer to in this CD&A as our “named executive officers” (the “NEOs”) for the year ended December 31, 2021:

•Oisin Hanrahan, current Chief Executive Officer (effective Feb 24, 2021);

•William B. Ridenour, former Chief Executive Officer (through February 24, 2021);

•Jeff Pedersen, current Chief Financial Officer (effective July 19, 2021);

•Glenn H. Schiffman, former Interim Chief Financial Officer (through July 19, 2021);

•Umang Dua, Chief Revenue Officer – Services;

•Kulesh Shanmugasundaram, Chief Technology Officer; and

•Dhanusha Sivajee, Chief Marketing Officer.

Philosophy and Objectives

Our executive officer compensation program is designed to increase long-term value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet our growth objectives.

When establishing compensation packages for a given executive, we follow a flexible approach, and make decisions based on a host of factors particular to a given executive’s situation, including our firsthand experience with the competition for recruiting and retaining executives; negotiation and discussion with the relevant individual; competitive survey data; internal equity considerations; and other factors we deem relevant at the time.

Similarly, we do not follow an arithmetic approach to establishing ongoing compensation levels and measuring and rewarding short-term and long-term performance, as we believe this approach often fails to adequately take into account the multiple factors that contribute to success at the individual executive officer and business level. In any given period, we may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscape shifts, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and have relied primarily on a discretionary approach.

While we consider market data in establishing broad compensation programs and practices and may periodically benchmark the compensation associated with particular executive positions, we do not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. We make decisions based on a host of factors particular to a given executive’s situation, including those described above and the Company’s understanding of the current environment, and believe that over-reliance on survey data, or a benchmarking approach, is too rigid and stale for the dynamic and fast changing marketplace for talent in which we participate.

Roles and Responsibilities

We have a Compensation Committee, consisting of Mr. Evans and Mses. Haas, Hurse, and Welch, that has the primary responsibility for establishing our compensation philosophy and programs, and an Executive Compensation Committee (referred to in this CD&A as the “Committee”), consisting of Mr. Evans and Mses. Haas and Hurse, three independent directors who have the primary responsibility of determining appropriate payments and awards to our NEOs and other executive officers.

All compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from Mr. Levin, the Company’s Chairman and IAC’s Chief Executive Officer, and Mr. Hanrahan, the Company’s Chief Executive Officer, except with respect to his own compensation. Certain of our executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools. In early 2022, Messrs. Levin and Hanrahan met with the Committee and discussed their views of the Company’s performance, as well as individual executive officer performance for 2021. Thereafter, the Committee members met and discussed these recommendations and ultimately determined the annual bonus amount for each NEO and our other executive officers. In establishing a given executive officer’s compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive’s situation is evaluated on a case-by-case basis each year, considering a variety of relevant factors at that time. We do not have an ongoing relationship with any particular compensation consulting firm, although the Committee reserves the right to solicit the advice of consulting firms and engage legal counsel. No such consulting firms or legal counsel were engaged by the Committee during 2021.

In addition, from time to time, the Company may solicit survey or peer compensation data from various consulting firms. In 2021, the Company engaged Compensation Advisory Partners LLC (“CAP”) to provide comparative market data in connection with the Company’s own analysis of its compensation practices, but neither CAP nor any other compensation consultant had any role in determining or recommending the amount or form of executive compensation for 2021.

The Company presents its stockholders with the opportunity to cast a triennial advisory vote on executive compensation (“say-on-pay”), which reflects the preference expressed by our stockholders in 2021 with respect to the frequency of the say-on-pay vote. At our annual meeting of stockholders held in June 2021, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Committee believes that the vote reflected stockholder support of our approach to executive compensation, and, as such, did not make changes based on the 2021 vote. The Committee will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for executive officers.

Compensation Elements

General

Compensation packages for NEOs and other executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards) and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, we review the total compensation of each executive officer, evaluating total near- and long-term compensation in the aggregate. We determine which element or combinations of compensation elements (salary, bonus or equity) can be used most effectively to further our compensation objectives. However, all such decisions are subjective, and made on a facts-and-circumstances basis without any prescribed relationship among the various elements of the total compensation package.

Salary

General. A new executive officer’s starting salary is typically negotiated upon arrival, based on the executive officer’s prior compensation history, prior compensation levels for the particular position at the Company, the executive officer’s location, salary levels of other executive officers, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which we desire to secure the executive officer’s services.

Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate an executive officer’s increased value. In 2021, the Committee increased the salary of certain executives, including three of its NEOs, Messrs. Hanrahan, Dua, and Shanmugasundaram, primarily due to significantly increased responsibilities arising from their promotions into the roles of Chief Executive Officer, Chief Revenue Officer – Services, and Chief Technology Officer, respectively, for Angi.

Annual Bonuses

General. The annual bonus program is designed to reward performance on an annual basis. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive officer’s total compensation, the bonus program provides an important incentive tool to achieve annual objectives. Since the Combination, the Company has paid annual bonuses shortly after year-end following the finalization of financial results for the prior year.

The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year and success is measured subjectively. In setting individual annual bonus amounts for executive officers, the Committee considers a variety of factors regarding the Company’s overall performance, such as growth in revenue and profitability; achievement of strategic objectives by the Company and its positioning for future growth; an individual’s performance and contribution to the Company; and, in the case of NEOs, the bonus amount for each NEO relative to other NEOs. No quantified weight is given to any particular consideration. The Committee engages in an overall assessment of appropriate bonus levels based on consideration of corporate and individual performance factors, as applicable.

NEO and other executive officer bonuses may be highly variable from year-to-year depending on performance of the Company and, in certain circumstances, individual executive officer performance. Accordingly, we believe that our bonus program provides strong incentive to support the Company’s strategic development and growth.

2021 Bonuses. In determining the 2021 bonus award amounts for executive officers, the Committee considered a variety of factors, including: (i) leadership in navigating the Company through the continued market disruptions presented by the COVID-19 pandemic; (ii) leadership of the Company’s rebranding and business integration efforts, including the renaming of the Company to Angi Inc. and updating of a leading brand, Angie’s List, to Angi; (iii) the continued growth of our Angi Services business, including pre-priced bookings offerings, that reached revenue of $358 million in 2021; and (iv) the performance of our Angi Ads business (formerly Angie’s List) and Angi Leads business (operating primarily under the HomeAdvisor, powered by Angi brand) relative to our expectations. In addition, 2021 achievements were considered and compared to achievements and bonus levels in prior years. As noted above, in setting individual bonus amounts, there was no weight assigned to any specific factor, and no application of a formulaic calculation.

Long-Term Incentives

General. The Committee believes that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with other employment opportunities in a competitive marketplace. In addition, the Committee believes that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align executive officer incentives with stockholder interests in a manner that we believe drives superior performance over time.

In setting particular equity award levels, the predominant objectives have been providing effective retention incentives, appropriate rewards for past performance and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors. The annual corporate performance factors relevant to setting bonus amounts that were discussed above, while taken into account, have generally been less relevant in granting equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument than annual bonuses. For the awards described below, vesting is conditioned upon the NEO’s continued employment through the vesting date, except as noted immediately below or under the “Severance” section below.

2021 Equity Awards. In 2021, the Committee granted performance restricted stock units (“PSUs”) and restricted stock units (“RSUs”) to the NEOs with grant date fair values in the amounts set forth in the table below:

Named Executive Officers	2021 PSU Grants	2021 RSU Grants
Oisin Hanrahan	$36,132,595	$5,000,000
Jeff Pedersen	$—	$9,499,999
Umang Dua	$—	$10,822,469
Dhanusha Sivajee	$—	$4,499,998
Kulesh Shanmugasundaram	$—	$3,199,978
The RSUs granted to our NEOs in 2021 will vest as described in the “Grants of Plan-Based Awards in 2021” table below.

2021 Performance-Based Equity Award for Mr. Hanrahan. In early 2021, in connection with Mr. Hanrahan’s promotion to Chief Executive Officer, representatives of Angi and the Committee engaged in discussions with Mr. Hanrahan regarding equity-based compensation and retention arrangements. In February 2021, upon his promotion to Chief Executive Officer, Mr. Hanrahan was granted a preliminary award in the amount of 349,406 Angi RSUs that vest in equal installments on the 24 and 30-month anniversaries of the grant date, subject to continued service. Following continued discussions, in the third quarter of 2021, Mr. Hanrahan entered into a Restricted Stock Unit Agreement (“RSU Agreement”) through which he was awarded Angi PSUs that cliff vest in four years, assuming satisfaction of applicable performance conditions and continued employment through the vesting date. The Committee determined to utilize stock price as the performance metric for the PSUs granted to Mr. Hanrahan in 2021, to further align Mr. Hanrahan’s interests with those of our stockholders.

Specifically, the PSUs will be earned and vest on September 24, 2025, with the number of PSUs to be earned dependent on the average closing price of Angi’s stock on the Nasdaq Stock Market based on the thirty trading days preceding the date of measurement, as follows: (i) 1,657,459 PSUs at a $10.86 price, (ii) 2,817,680 PSUs at a $13.20 price, (iii) 3,149,172 PSUs at a $17.40 price, or (iv) 3,314,917 PSUs at a $18.99 price. At stock prices below $10.86, no PSUs will vest. Upon a qualifying termination after March 1, 2023, a pro-rata portion of Mr. Hanrahan’s PSU award will vest, as determined by multiplying the applicable number of PSUs, based on the Angi stock price performance level achieved, by a pro-ration fraction, the numerator of which equals the number of days from the award grant date through the employment termination date, and the denominator of which equals 1460. The RSU Agreement is subject to an extension of up to twelve months in the event that, prior to the one-year anniversary of the RSU Agreement, IAC separates from Angi such that Angi is an independently traded company.

2021 Equity Award for Mr. Dua. Mr. Dua had received a PSU award in March 2020 pursuant to which a maximum of 738,550 PSUs would vest based on the achievements of certain performance targets for the business he was previously overseeing. As a result of his promotion and expanded role, the Committee determined to review and update the PSUs to appropriately incentivize Mr. Dua’s retention and performance in his new role. Following discussions with Mr. Dua, the 2020 PSU award was modified in September 2021 to an award of 738,550 RSUs, vesting 50% on March 31, 2022, and 50% on March 31, 2023, which the Committee viewed as beneficial to the Company in that it (i) removed the misaligned performance targets and (ii) extended the vesting of a portion of the PSUs otherwise expected to vest on March 31, 2022.

Determination of Earned Prior Year Equity Awards

In October 2019, Messrs. Dua and Hanrahan were each granted 1,213,500 PSUs, and Mr. Shanmugasundaram was granted 148,225 PSUs, vesting in five bi-annual installments beginning on October 19, 2019, with the actual number of PSUs vesting on any vesting date to be determined based on a comparison of the market price of the Company's Class A common stock on each vesting date to the Company's stock price on the date on which the Company completed the acquisition of Handy, where Mr. Hanrahan served as Chief Executive Officer and Co-Founder, Mr. Dua served as Chief Operating Officer and Co-Founder, and Mr. Shanmugasundaram served as Chief Technology Officer and Senior Vice President, Engineering, prior to its acquisition by Angi. In accordance with the terms of the applicable award documents, 12,669 PSUs vested in April 2021 and 45,674 PSUs vested in October 2021 for each of Messrs. Dua and Hanrahan, and 1,548 PSUs vested in April 2021 and 5,579 PSUs vested in October for Mr. Shanmugasundaram.

In March 2020, the Committee granted 738,552 PSUs to Mr. Hanrahan, and in December 2020, the Committee modified the PSUs by (i) eliminating the performance conditions on 75% of the PSU awards and (ii) modifying the performance conditions for the remaining 25% of the PSU awards. This modification resulted in a grant to Mr. Hanrahan of 1,107,828 time-based RSUs and 369,276 PSUs. The PSUs were to vest upon the Company’s achievement of specified levels of marketing spend (overall and through certain channels) for the Angi brand and downloads of the Angi brand mobile app at any time during the period commencing on January 1, 2021 and ending on December 31, 2022, subject to continued service through the date on which these performance criteria were achieved. In November 2021, the Committee determined that the conditions had been satisfied for the vesting of the PSUs and, accordingly, all 369,276 of the PSUs vested.

Change of Control

Equity awards for NEOs and certain other executive officers generally include a “double-trigger” change of control provision, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control only when an award holder suffers an involuntary termination of employment during the two-year period following such change of control. We believe that providing for the acceleration of the vesting of equity awards in these circumstances will assist in the retention of our executive officers through a change of control transaction. For purposes of this discussion and the discussion below under the “Severance” caption, the term “involuntary termination” means a termination by the Company without “cause” or a resignation for “good reason” or similar construct.

Severance

We generally provide our NEOs and certain other executive officers with some amount of salary continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe that the likelihood of the vesting of equity awards being accelerated is typically low, and yet we believe that by providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. The Company generally does not provide for the acceleration of the vesting of equity awards in the event an executive officer voluntarily resigns from the Company.

Other Compensation

Under limited circumstances, certain of our NEOs have received non-cash and non-equity compensatory benefits. These benefits are included as other compensation in the Summary Compensation Table on page 22. Our NEOs and other executive officers do not participate in any deferred compensation or retirement program other than IAC’s 401(k) plan.

Tax Deductibility

Effective for taxable years beginning after December 31, 2017, compensation in excess of $1 million paid to Angi’s current NEOs, including its Chief Executive Officer and Chief Financial Officer, and certain former NEOs, will not be deductible unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017 (“Grandfathered Arrangements”). The Committee reserves the right to modify Grandfathered Arrangements in a manner that results in the loss of a compensation deduction if it determines that such modifications are consistent with Angi’s best interests.

COMPENSATION COMMITTEE REPORT

The Executive Compensation and Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed it with Company management. Based on this review and discussions, such committees have recommended to the Board that the Compensation Discussion and Analysis be included in Angi’s 2021 Annual Report on Form 10-K and this proxy statement.

Members of the Executive Compensation Committee

Thomas R. Evans (Chairperson)
Alesia J. Haas
Sandra Buchanan Hurse

Members of the Compensation Committee

Thomas R. Evans (Chairperson)
Alesia J. Haas
Sandra Buchanan Hurse
Suzy Welch

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company has an Executive Compensation Committee, comprised of Mr. Evans and Mses. Haas and Hurse, and a Compensation Committee, comprised of Mr. Evans and Mses. Haas, Hurse and Welch. No member of these committees has been an officer or employee of Angi or IAC at any time during his or her respective service on the committee(s).

EXECUTIVE COMPENSATION

Overview

This Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our NEOs in 2021, as well as Angi equity awards granted to our NEOs in 2021, Angi equity awards held by our NEOs on December 31, 2021 and the dollar value realized by our NEOs upon the exercise and/or vesting of Angi equity awards during 2021. Unless otherwise indicated, equity awards in the tables below are denominated in shares of Angi Class A common stock.

Summary Compensation Table

				Stock Awards	All Other Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	Total ($)
Oisin Hanrahan	2021	$518,443	$700,000	$41,132,595	$8,250	$42,359,288
Chief Executive Officer	2020	$340,577	$500,000	$7,068,714	$8,250	$7,917,541
(effective February 24, 2021)(3)	2019	$325,625	$500,000	$7,890,399	$—	$8,716,024

Jeff Pedersen	2021	$226,027	$226,027	$9,499,999	$5,679	$9,957,733
Chief Financial Officer
(effective July 19, 2021)

Umang Dua	2021	$372,330	$400,000	$10,822,469	$—	$11,594,799
Chief Revenue Officer - Services
(effective February 24, 2021)(4)

Dhanusha Sivajee	2021	$126,027	$63,014	$4,499,998	$462	$4,689,501
Chief Marketing Officer
(effective September 7, 2021)

Kulesh Shanmugasundaram	2021	$382,527	$250,000	$3,199,978	$8,087	$3,840,591
Chief Technology Officer
(effective March 25, 2021)(5)

William B. Ridenour	2021	$110,769	$—	$—	$34,878	$145,647
Former Chief Executive Officer	2020	$600,000	$700,000	$10,603,072	$8,250	$11,911,322
	2019	$600,000	$400,000	$—	$8,400	$1,008,400

Glenn H. Schiffman	2021	$111,180	$—	$—	$16,667	$127,847
Interim Chief Financial Officer	2020	$112,200	$458,333	$—	$—	$570,533
	2019	$89,050	$291,667	$—	$—	$380,717

(1)Represents the aggregate grant date fair value of Angi RSU and/or PSU awards granted during 2021, computed in accordance with FASB ASC Topic 718, which for RSUs was equal to the closing price of a share of Angi Class A common stock on the date of grant, multiplied by the number of RSUs in the grant, and for PSUs was based on the probable outcome of the applicable performance conditions, using a multiple probability simulation modeling method to value the award. The grant date fair value of the PSUs reported in the table, based on the probable outcome of the applicable performance conditions, was $36,132,595 for the PSUs granted in 2021 to Mr. Hanrahan; if it is assumed that the highest level of the performance conditions would be achieved, the grant date fair value of the PSUs granted in 2021 to Mr. Hanrahan would have been $47,734,805.

(2)Additional information regarding all other compensation amounts for each NEO in 2021 is as follows:

	Oisin Hanrahan	Jeff Pedersen	Dhanusha Sivajee	Kulesh Shanmugasundaram	William B. Ridenour	Glenn A. Schiffman
COBRA payment	$—	$—	$—	$—	$ 26,628(a)	$—
401(k) plan Company match	$8,250	$5,679	$462	$8,087	$8,250	$—
Non-employee director fee	$—	$—	$—	$—	$—	$ 16,667(b)
	$8,250	$5,679	$462	$8,087	$34,878	$16,667

(a)Reflects a payment to Mr. Ridenour to cover COBRA premiums which he was entitled to (or eligible for) in relation to his termination from the Company in February 2021.

(b)Reflects the retainer fees paid to Mr. Schiffman for his service as a non-employee director of Angi for the portion of 2021 during which he served as such.

(3)Prior to his appointment as Chief Executive Officer, Mr. Hanrahan served as Chief Product Officer of Angi (from June 2019) and Chief Executive Officer of the Company’s Handy business (from 2012 to June 2019).

(4)Prior to his appointment as Chief Revenue Officer - Services, Mr. Dua served as Chief Operating Officer and Co-Founder of the Company’s Handy business. Mr. Dua was not an NEO prior to 2021. As permitted by the SEC, because 2021 was Mr. Dua’s first year as an NEO, the compensation paid to him prior to 2021 is not included in this table.

(5)Prior to his appointment as Chief Technology Officer, Mr. Shanmugasundaram served as Chief Technology Officer and Senior Vice President, Engineering, of the Company’s Handy business. Mr. Shanmugasundaram was not an NEO prior to 2021. As permitted by the SEC, because 2021 was Mr. Shanmugasundaram’s first year as an NEO, the compensation paid to him prior to 2021 is not included in this table.

Grants of Plan-Based Awards in 2021

The table below provides information regarding all Angi equity awards granted to our NEOs in 2021. Neither Mr. Ridenour nor Mr. Schiffman received any equity awards in 2021.

				Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Executive Compensation Committee Action Date	Threshold (#)		Target (#)		Maximum (#)
Oisin Hanrahan	9/24/2021	(1)	9/24/2021	1,657,459	(1)	3,314,917	(1)	3,314,917	(1)	—	$36,132,595	(8)
Oisin Hanrahan	2/24/2021	(2)	2/24/2021	—		—		—		349,406	$5,000,000	(8)
Jeff Pedersen	7/19/2021	(3)	6/14/2021	—		—		—		130,662	$1,500,000	(8)
Jeff Pedersen	7/19/2021	(4)	6/14/2021	—		—		—		696,864	$7,999,999	(8)
Umang Dua	9/1/2021	(5)	9/1/2021	—		—		—		738,550	$7,688,306	(8)
Umang Dua	2/27/2021	(6)	2/27/2021	—		—		—		209,643	$3,134,163	(8)
Dhanusha Sivajee	9/7/2021	(4)	7/13/2021	—		—		—		424,929	$4,499,998	(8)
Kulesh Shanmugasundaram	3/26/2021	(4)	3/26/2021	—		—		—		144,822	$1,999,992	(8)
Kulesh Shanmugasundaram	3/1/2021	(7)	2/27/2021	—		—		—		76,238	$1,199,986	(8)

(1)Represents Angi PSUs that vest in one lump sum installment on September 24, 2025, subject to continued service and the satisfaction of performance conditions tied to the Company’s share price.
The number of PSUs to be earned is dependent on the average closing price of Angi’s stock on the Nasdaq Stock Market based on the thirty trading days preceding September 24, 2025, as follows: (i) 1,657,459 PSUs at a $10.86 price, (ii) 2,817,680 PSUs at a $13.20 price, (iii) 3,149,172 PSUs at a $17.40 price, or (iv) 3,314,917 PSUs at a $18.99 price.
(2)Represents Angi RSUs that vest in equal installments on the 24 and 30-month anniversaries of the grant date, subject to continued service.
(3)Represents Angi RSUs that vest in one lump sum installment on the 18-month anniversary of the grant date, subject to continued service.
(4)Represents Angi RSUs that vest in equal annual installments on the first four anniversaries of the grant date, subject to continued service.
(5)Represents Angi RSUs that vest in equal installments on March 31, 2022 and March 31, 2023, subject to continued service.
(6)Represents Angi RSUs that vest in one lump sum on February 24, 2023, subject to continued service.

(7)Represents Angi RSUs that vest in six equal installments every six months starting on the first anniversary of the grant date, subject to continued service.
(8)Represents the grant date fair value of Angi RSU or Angi PSU awards, calculated by multiplying the number of RSUs or PSUs, as applicable, granted by the fair market value per share of Angi Class A common stock on the grant date.

Outstanding Equity Awards at 2021 Fiscal Year-End

The table below provides information regarding Angi RSUs and PSUs, as applicable, held by our NEOs on December 31, 2021. The market value of all Angi RSU and PSU awards is based on the closing price of $9.21 of Angi Class A common stock on December 31, 2021.

	Stock Awards(1)
Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Oisin Hanrahan
Angi RSUs	1,571,129	(2)	$14,470,098
Angi PSUs				3,428,812	(3)	$31,579,359
Jeff Pedersen
Angi RSUs	827,526	(4)	$7,621,514
Umang Dua
Angi RSUs	948,193	(5)	$8,732,858
Dhanusha Sivajee
Angi RSUs	424,929	(6)	$3,913,596
Kulesh Shanmugasundaram
Angi RSUs	221,060	(7)	$2,035,963

(1)For information on the treatment of Angi equity awards upon certain terminations of employment (including during specified periods following a change in control of Angi and IAC), see the discussion under “Estimated Potential Payments Upon Termination or Change in Control” beginning on page 25.
(2)Represents: (i) 113,895 Angi RSUs that will in one lump sum installment on the third anniversary of the grant date (June 26, 2019), subject to continued service; (ii) 1,107,828 Angi RSUs that vest in one lump sum installment on February 15, 2023, subject to continued service; and (iii) 349,406 Angi RSUs that vest in equal installments on the 24 and 30-month anniversaries of the grant date (February 24, 2021), subject to continued service.

(3)Represents: (i) 113,895 Angi PSUs that vest in one lump sum installment on the third anniversary of the grant date (June 26, 2019), subject to continued service and the satisfaction of a performance condition tied to the Company’s average annual revenue growth rate over the three year term of the award and if an annual revenue growth target is met for any of the twelve month measurement periods over the three year term of the award, one-third of the award shall vest at the end of such twelve month period and (ii) 3,314,917 Angi PSUs that vest in one lump sum installment on September 24, 2025, subject to continued service and the satisfaction of performance conditions tied to the Company’s share price.

(4)Represents: (i) 130,662 Angi RSUs that vest in one lump sum installment on the 18-month anniversary of the grant date (July 19, 2021), subject to continued service and (ii) 696,864 Angi RSUs that vest in equal annual installments on the first four anniversaries of the grant date (July 19, 2021), subject to continued service.

(5)Represents: (i) 738,550 Angi RSUs that vest in equal installments on March 31, 2022 and March 31, 2023, subject to continued service and (ii) 209,643 Angi RSUs that vest in one lump sum on February 24, 2023, subject to continued service.
(6)Represents: (i) 424,929 Angi RSUs that vest in equal annual installments on the first four anniversaries of the grant date (September 7, 2021), subject to continued service.

(7)Represents: (i) 144,822 Angi RSUs that vest in equal annual installments on the first four anniversaries of the grant date (March 26, 2021), subject to continued service and (ii) 76,238 Angi RSUs that vest in six equal installments every six months starting on the first anniversary of the grant date (March 1, 2021), subject to continued service.

2021 Option Exercises and Stock Vested

The table below provides information regarding the number of shares acquired by our NEOs upon the exercise of Angi SARs and the vesting of Angi RSUs and PSUs in 2021 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the exercise of Angi SARs is equal to the difference between the sale price of the shares at exercise and the applicable exercise price, multiplied by the number of awards exercised. The dollar value realized upon the vesting of Angi RSUs and PSUs represents the closing price of Angi Class A common stock on the vesting date, multiplied by the number of Angi RSUs or PSUs vesting.

	SAR and Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Oisin Hanrahan
Angi RSUs	—	$—	169,588	$2,487,856
Angi PSUs	—	$—	427,619	$4,367,898
Umang Dua
Angi RSUs	—	$—	169,588	$2,487,856
Angi PSUs	—	$—	58,343	$785,921
Kulesh Shanmugasundaram
Angi RSUs	—	$—	20,715	$303,891
Angi PSUs	—	$—	7,127	$96,007
William B. Ridenour
Angi SARs	2,419,596	$27,629,315	—	$—

Estimated Potential Payments Upon Termination or Change in Control

Overview

Certain of our employment agreements, equity award agreements and/or other arrangements, as well as Angi and IAC stock and annual incentive plans, entitle our NEOs to continued base salary payments, the acceleration of the vesting of equity awards and/or extended post-termination exercise periods for equity awards upon certain terminations of employment (including certain terminations during specified periods following a change in control of Angi and IAC).
Certain amounts that would have become payable to Mr. Hanrahan and other NEOs upon the events described below (as and if applicable), assuming that the relevant event occurred on December 31, 2021, are described and quantified below. These amounts, which exclude the effect of any applicable taxes, are based on the number of Angi PSUs and RSUs outstanding on December 31, 2021, and the closing price of Angi Class A common stock of $9.21 on December 31, 2021. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including outplacement services, will generally be payable.

Mr. William Ridenour stepped down from his role as Chief Executive Officer and as a member of the Board of Directors of the Company effective February 24, 2021. In connection with Mr. Ridenour’s resignation from the Company and in accordance with his employment agreement, all outstanding and unvested awards were forfeited.

Amounts and Benefits Payable Upon a Qualifying Termination

Upon a termination without cause or resignation for good reason (a “Qualifying Termination”) on December 31, 2021, pursuant to the terms of their respective employment agreements, except as otherwise set forth below, each of Messrs. Hanrahan, Dua, Pedersen, and Shanmugasundaram and Ms. Sivajee would have been entitled to certain amounts and benefits, including the following:

•twelve (12) months of base salary, subject to the execution and non-revocation of a release and compliance with customary post-termination covenants, and subject to offset for any amounts earned from other employment during the period of the continued base salary payment;
•the partial vesting of outstanding and unvested equity awards (including cliff vesting awards, which would have been pro-rated as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve (12) month period following such Qualifying Termination; provided that the vesting of awards subject to performance conditions (if any) shall remain subject to the satisfaction of such conditions; and
•the continued right to exercise options or stock appreciation rights that were vested at the time of the Qualifying Terminations for up to eighteen (18) months.

Mr. Hanrahan. In the case of Mr. Hanrahan, he would also have been entitled to the full vesting of 227,790 Angi RSUs granted to him prior to the effective date of his appointment as Chief Product Officer. Mr. Hanrahan also would have received continued health care coverage for up to twelve (12) months through reimbursement on an after-tax basis of related premiums. Furthermore, with regard to the cliff vesting equity award granted on September 24, 2021, Mr. Hanrahan would not have been entitled to any vesting upon a Qualifying Termination on December 31, 2021.

For Mr. Hanrahan, “good reason” means (i) a material reduction in his base salary, (ii) a material diminution in his title, duties or level of responsibilities, (iii) the relocation of his principal place of employment to a location other than Denver or New York City, (iv) the Company’s breach of his compensation and benefits entitlements, Board seat, and/or liability coverage provisions, or (v) the requirement that he report to anyone other than the Board or the Chairman of the Board, in each case without Mr. Hanrahan’s prior written consent.

Mr. Dua. For Mr. Dua, “good reason” means: (i) a material diminution in his base salary, (ii) a material diminution in his title, duties or level of responsibilities, (iii) the relocation of his principal place of employment to a location outside of New York City; (iv) a breach of compensation and benefits entitlement and/or liability coverage provisions; or (v) the requirement that he report to anyone other than the Chief Executive Officer or the Board, in each case without Mr. Dua’s prior written consent.

Mr. Pedersen. For Mr. Pedersen, “good reason” means: (i) a material diminution in his base salary, (ii) a material diminution in his title, duties or level of responsibilities, or (iii) the requirement that he report to anyone other than the Chief Executive Officer other than on an interim basis, in each case without Mr. Pedersen’s written consent.

Ms. Sivajee and Mr. Shanmugasundaram. For each of Ms. Sivajee and Mr. Shanmugasundaram, “good reason” means: (i) a material diminution in base salary, (ii) a material diminution in title, duties or level of responsibilities, or (iii) a material relocation of her or his principal place of employment, in each case without prior written consent.

Amounts and Benefits Payable Upon a Change in Control

No payments would have been made to any NEO pursuant to any agreement between the Company and any of our NEOs upon a change in control of Angi on December 31, 2021.

Upon a Qualifying Termination on December 31, 2021 that occurred during the two-year period following a change in control of Angi, in accordance with our stock and annual incentive plan and related award agreements, our NEOs would be entitled to the amounts and benefits available for a Qualifying Termination, including twelve (12) months of base salary, as summarized in the “Amounts and Benefits Payable Upon a Qualifying Termination” section on page 25. In addition, the vesting of all then outstanding and unvested Angi PSUs and RSUs held by Messrs. Dua, Hanrahan, Pedersen, and Shanmugasundaram and Ms. Sivajee (as applicable) would have been accelerated.

Amounts and Benefits Payable to NEOs Upon a Qualifying Termination and Change in Control of Angi on December 31, 2021

Name and Benefit	Qualifying Termination	Qualifying Termination During the Two-Year Period Following a Change in Control
Oisin Hanrahan
Continued Salary	$550,000	$550,000
Market Value of Angi RSUs and PSUs that would vest (1)(2)	$9,972,686	$46,049,457
Total Estimated Incremental Value	$10,522,686	$46,599,457
Jeff Pedersen
Continued Salary	$500,000	$500,000
Market Value of Angi RSUs that would vest (1)	$2,206,228	$7,621,514
Total Estimated Incremental Value	$2,706,228	$8,121,514
Umang Dua
Continued Salary	$400,000	$400,000
Market Value of Angi RSUs that would vest (1)	$4,366,429	$8,732,858
Total Estimated Incremental Value	$4,766,429	$9,132,858
Dhanusha Sivajee
Continued Salary	$400,000	$400,000
Market Value of Angi RSUs that would vest (1)	$978,397	$3,913,596
Total Estimated Incremental Value	$1,378,397	$4,313,596
Kulesh Shanmugasundaram
Continued Salary	$400,000	$400,000
Market Value of Angi RSUs that would vest (1)	$567,502	$2,035,963
Total Estimated Incremental Value	$967,502	$2,435,963

(1)Represents the closing price of Angi Class A common stock ($9.21) on December 31, 2021, multiplied by the number of Angi RSUs and PSUs, as applicable, accelerated upon the occurrence of the relevant event specified above.
(2)Amounts in the table above assume that, for Angi PSUs, the maximum level of applicable performance conditions had been achieved as of December 31, 2021.

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended, we are disclosing the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer, Mr. Hanrahan (the “2021 Pay Ratio”).

For the fiscal year ended December 31, 2021: (i) the estimated median of the annual total compensation of all Angi employees (other than Mr. Hanrahan) was approximately $52,673, (ii) Mr. Hanrahan’s total annual compensation, as reported in the Summary Compensation Table on page 22, was $42,359,288 and (iii) the ratio of annual total compensation of Mr. Hanrahan to the median of the annual total compensation of our other employees was 804 to one.

Mr. Hanrahan’s compensation for 2021 includes a multi-year equity grant that will cliff vest on September 24, 2025, subject to the satisfaction of applicable performance conditions and continued employment through the vesting date. Excluding the effect of the multi-year cliff vesting equity grant, the ratio of the annual total compensation of Mr. Hanrahan to the median of the total compensation of our other employees would have been 118 to one.

In making the determination of the median employee above, we first identified our total number of employees as of December 31, 2021 (5,270 in total, 4,782 of which were located in the United States and 488 of which were collectively located in various jurisdictions outside of the United States). We then excluded employees located in Germany (84), which represented less than 5% of our total number of employees. After excluding employees in Germany, our pay ratio calculation included 5,186 of our total 5,270 employees.

To identify the median employee above from this employee population, we then compared the amount of annual total compensation paid to these employees in 2021 in a consistent manner across the applicable employee population. For this purpose, annual total compensation is total income, excluding income related to stock-based compensation awards, paid to such employees and reported to the Internal Revenue Service in the United States (and equivalent amounts paid to such employees located outside of the United States and reported to the relevant tax authorities). We then annualized the compensation of employees who were hired in 2021 but did not work for us for the entire year. After we identified the median employee, we determined such employee’s total annual compensation in the same manner as we determined the total annual compensation for our Chief Executive Officer disclosed in the Summary Compensation Table on page 22.

In determining the pay ratio set forth above, we considered the total compensation of the person serving as our principle executive officer, Mr. Hanrahan, as of December 31, 2021, which is also the date we selected to identify the median employee.

The 2021 Pay Ratio set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our 2021 Pay Ratio.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements. The Board has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Angi Class A common stock to further align the interests of our non-employee directors with those of our stockholders. Arrangements in effect during 2021 provided that: (i) each non-employee director receive an annual retainer in the amount of $50,000, (ii) each member of the Audit, Executive Compensation and Compensation Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000, $5,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit, Executive Compensation and Compensation Committees receive an additional annual retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears. Members (including the Chairpersons thereof) of both the Executive Compensation and Compensation Committees only receive one committee and Chairperson annual retainer.

In addition, these arrangements also provide that each non-employee director receive a grant of Angi RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of Angi’s annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested Angi RSUs in their entirety upon termination of service and (iii) full acceleration of the vesting of Angi RSUs upon a change in control of Angi. A director may defer settlement of all or a portion of Angi RSUs upon his or her prior election in writing to the Company. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Angi Board and Board committee meetings. For purposes of these compensation arrangements, non-employee directors are those directors who are not employed by (or otherwise providing services to) Angi or IAC.

2021 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2021 and (ii) the grant date fair value of Angi RSU awards granted in 2021. The retainer fees paid by Mr. Schiffman for his service as a non-employee director for the portion of 2021 during which he served as such are included in the Summary Compensation Table.

	Fees Earned or Paid in	Stock
Name	Cash($)(1)	Awards($)(2)(3)(4)	Total($)
Thomas R. Evans	$85,000	$249,992	$334,992
Alesia J. Haas	$85,000	$249,992	$334,992
Sandra Hurse	$7,500	$245,000	$252,500
Jeremy Philips	$7,500	$250,000	$257,500
Suzy Welch	$55,000	$249,992	$304,992
Gregg Winiarski	$29,167	$249,992	$279,159
Yilu Zhao	$52,500	$249,992	$302,492

(1)The differences in the amounts shown above among directors reflect committee service, which varies among directors.

(2)Amounts presented represent the grant date fair value of Angi RSU awards, calculated by multiplying the number of Angi RSUs granted by the fair market value per share of Angi Class A common stock on the grant date.

(3)At December 31, 2021: (i) Mr. Evans held a total of 13,446 vested Angi stock options, 61,654 shares of Angi Class A common stock, and 43,993 unvested Angi RSUs, (ii) Ms. Haas held a total of 48,890 shares of Angi Class A common stock and 43,993 unvested Angi RSUs, (iii) Ms. Welch held a total of 55,614 shares of Angi Class A common stock and 37,369 unvested Angi RSUs, (iv) Ms. Hurse and Mr. Philips each held 25,025 unvested Angi RSUs, and (v) Mr. Winiarski held a total of 17,793 unvested Angi RSUs.

(4)Upon her departure from the Board effective November 18, 2021, Ms. Zhao forfeited the unvested Angi RSUs she held. Before her resignation, Ms. Zhao held a total of 38,924 shares of Angi Class A common stock.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2021, regarding the Angi 2017 Stock and Annual Incentive Plan (the “Angi 2017 Plan”), pursuant to which grants of Angi RSUs, SARs, stock options or other rights to acquire shares of Angi Class A common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(A)(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(2)	19,789,618	(3)	$7.32	8,119,544	(4)
Equity compensation plans not approved by security holders(2)	—		$—	—
Total	19,789,618	(3)	$7.32	8,119,544	(4)

(1)Information includes shares of Angi Class A common stock that have been reserved and may be issuable upon the settlement of previously issued HomeAdvisor SARs that were converted into Angi SARs in connection with the Combination (the “Prior Plan Awards”). Pursuant to the Employee Matters Agreement, IAC may require Prior Plan Awards to be settled in shares of IAC common stock, in which case: (i) we will reimburse IAC for the cost of those shares by issuing additional shares of Angi Class A common stock to IAC and (ii) the shares of Angi Class A common stock underlying such awards shall again be made available for future issuance under the Angi 2017 Plan.

Information also excludes shares of Angi Class A common stock that were potentially issuable upon the settlement of equity awards denominated in shares of Angi subsidiaries, based on the estimated values of such awards as of December 31, 2021. The number of shares of Angi Class A common stock ultimately needed to settle these awards can vary as a result of both movements in our stock price and determinations of the fair value of the relevant subsidiaries that differ from our estimated determinations of the fair value of such subsidiaries as of December 31, 2021.

For a description of these awards, see the disclosure under the caption Equity Instruments Denominated in the Shares of Certain Subsidiaries in Note 10 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2021.

(2)Consists of the Angi 2017 Plan, which replaced the HomeAdvisor 2013 Long-Term Incentive Plan, the plan pursuant to which the Prior Plan Awards were granted.

(3)Includes an aggregate of: (i) up to 417,764 shares of Angi Class A common stock that have been reserved and may be issuable upon the settlement of Prior Plan Awards and (ii) up to 19,371,854 shares of Angi Class A common stock that have been reserved and may be issuable upon the settlement of other Angi SARs, Angi RSUs, Angi PSUs at maximum payout level, and Angi stock options outstanding as of December 31, 2021.

(4)Reflects shares of Angi Class A common stock that remain available for future issuance under the Angi 2017 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of April 18, 2022, information relating to the beneficial ownership of Angi Class A common stock and Class B common stock by: (1) each person known by Angi to own beneficially more than 5% of the outstanding shares of Angi Class A common stock and Class B common stock, (2) each director nominee (all but one of whom is an incumbent director), (3) each Angi NEO and (4) all current directors and NEOs of Angi as a group. As of April 18, 2022, there were 80,248,615 and 422,019,247 shares of Angi Class A common stock and Class B common stock, respectively, outstanding.

Unless otherwise indicated, the beneficial owners listed below may be contacted c/o Angi Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205. For each listed person, the number of shares of Angi Class A common stock and percent of such class listed includes vested Angi SARs and/or stock options held by such person and assumes the conversion of any shares of Angi Class B common stock owned by such person and the vesting of any Angi SARs, stock options and/or RSUs that are scheduled to occur within sixty days of April 18, 2022, but does not assume the conversion or vesting of any such securities owned by any other person. Shares of Angi Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Angi Class A common stock. The percentage of votes for all classes of Angi capital stock is based on one vote for each share of Angi Class A common stock and ten votes for each share of Angi Class B common stock.

	Angi Class A Common Stock			Angi Class B Common Stock			Percent of Votes
	# of Shares		% of Class	# of Shares		% of Class	(All Classes)
Name and Address of Beneficial Owner	Owned		Owned	Owned		Owned	%
IAC/InterActiveCorp	424,607,427	(1)	84.5%	422,019,247	(1)	100%	98.2%
555 West 18th Street
New York, NY 10011
Parnassus Investments, LLC	13,711,052	(2)	17.1%	—		—	*
1 Market Street
Suite 1600
San Francisco, CA 94105
Brown Advisory Incorporated	12,269,412	(3)	15.3%	—		—	*
901 South Bond Street
Suite 400
Baltimore, Maryland 21231
HighSage Ventures LLC	6,473,169	(4)	8.1%	—		—	*
200 Clarendon Street
59th Floor
Boston, MA 02116
The Vanguard Group	6,135,446	(5)	7.6%	—		—	*
100 Vanguard Blvd.
Malvern, PA 19355
SQN Investors LP et al	4,562,716	(6)	5.7%	—		—	*
201 Redwood Shores Parkway
Suite 242
Redwood City, CA 94065
ShawSpring Partners LLC et al	4,501,823	(7)	5.6%	—		—	*
171 Newbury Street
Suite 4
Boston, MA 02116
Angela Hicks Bowman	798,597	(8)	*	—		—	*
Umang Dua	450,421	(9)	*	—		—	*
Thomas R. Evans	95,077	(10)	*	—		—	*
Alesia J. Haas	48,990	(11)	*	—		—	*
Christopher Halpin	—		*	—		—	*
Kendall Handler	—		*	—		—	*
Oisin Hanrahan	436,014	(12)	*	—		—	*
Sandra Buchanan Hurse	—		*	—		—	*
Joseph Levin	—		*	—		—	*
Jeffrey Pedersen	—		*	—		—	*
Jeremy Philips	—		*	—		—	*
William B. Ridenour	—		*	—		—	*
Glenn H. Schiffman	—		*	—		—	*
Kulesh Shanmugasundaram	69,347	(13)	*	—		—	*
Dhanusha Sivajee	—		*	—		—	*
Mark Stein	—		*	—		—	*
Suzy Welch	61,545	(14)	*	—		—	*
Gregg Winiarski	5,931	(15)	*	—		—	*
All current directors, director nominees, and executive officers as a group (18 persons)	1,965,922		2.4%	—		—	*

*The percentage of shares beneficially owned does not exceed 1% of the class or voting power (of all classes).

(1)Includes (i) 2,588,190 shares of Angi Class A common stock and (ii) 422,019,247 shares of Angi Class B common stock, which are convertible on a one-for-one basis into shares of Angi Class A common stock.

(2)Based upon information regarding Angi holdings reported by way of a Schedule 13G filed by Parnassus Investments, LLC with the SEC on January 11, 2022. The reporting person reported that it has sole voting power and sole dispositive power over all of the 13,711,052 shares of Angi Class A common stock disclosed in the table above.

(3)Based upon information regarding Angi holdings reported by way of Amendment No. 3 to a Schedule 13G filed by Brown Advisory Incorporated (“BAI”), Brown Investment Advisory & Trust Company (“BIATC”), and Brown Advisory LLC (“BALLC”) with the SEC on April 7, 2022. beneficially owned by investment companies and other managed accounts of direct/indirect subsidiaries of BAI, which subsidiaries may be deemed to be beneficial owners of the reported shares because applicable investment advisory contracts provide voting and/or investment power over the shares. BAI reported that it has a sole voting power and shared dispositive power over 10,589,029 and 12,269,412 shares, respectively, of Angi Class A common stock; BIATC reported that it has sole voting power and shared dispositive power over 59,505 shares of Angi Class A common stock; and BALLC reported that it has sole voting power and shared dispositive power over 10,529,524 and 12,209,907 shares, respectively, of Angi Class A common stock.

(4)Based upon information regarding Angi holdings reported by way of Amendment No. 2 to a Schedule 13G filed by HighSage Ventures LLC (“HighSage”) and Jennifer Stier, with the SEC on February 14, 2022. The shares reported are directly held by Highline Investments LLC and certain other limited liability companies managed by either HighSage or Ms. Stier. Jennifer Stier is also the Manager of HighSage and, in such capacity, shares voting and dispositive power with HighSage. HighSage reported that it has shared voting power and shared dispositive power over 5,383,844 shares of Angi Class A common stock, and Ms. Stier reported that she has shared voting power and shared dispositive power over 6,473,169 shares of Angi Class A common stock.

(5)Based upon information regarding Angi holdings reported by way of Amendment No. 4 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2022. Vanguard beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has shared voting power, sole dispositive power and shared dispositive power over 20,717, 6,060,458, and 74,988 shares of Angi Class A common stock, respectively, disclosed in the table above.

(6)Based upon information regarding Angi holdings reported by way of Amendment No. 2 to a Schedule 13G filed by SQN Investors LP (“SQN”), SQN Investors (GP) LLC (“SQN GP”), SQN Partners (GP) LLC (“Fund GP”), Amish Mehta and SQN Investors Master Fund LP (“Master Fund”) with the SEC on February 14, 2020.

Each of SQN, SQN GP, Fund GP, Mr. Mehta and Master Fund may be deemed to beneficially own the shares of Angi Class A common stock disclosed in the table above in their respective capacities as a parent holding company, investment adviser, individual, partnership and/or other role. Each of SQN, SQN GP, Fund GP, Mr. Mehta and Master Fund has shared voting power and shared dispositive power over all of the 4,562,716 shares of Angi Class A common stock disclosed in the table above and disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests therein.

SQN is an investment adviser whose clients, including the Master Fund, have the right to receive dividends or the power to direct the receipt of dividends from, or the proceeds from the sales of, the shares of Angi Class A common stock disclosed in the table above. SQN GP is the general partner of SQN and Fund GP is the general partner of investment limited partnerships of which SQN is the investment adviser, including the Master Fund.
(7)Based upon information regarding Angi holdings reported by way of Schedule 13G filed by ShawSpring Partners GP, LLC (“SP GP”), ShawSpring Partners, LLC (“SP LLC”), Dennis Hong, and ShawSpring Partners GP, LP (“SP GP LP”) with the SEC on January 26, 2022.

Each of SP GP, SP LLC, Mr. Hong and SP GP LP may be deemed to beneficially own the shares of Angi Class A common stock disclosed in the table above in their respective capacities as an investment adviser. Mr. Hong has sole voting power and sole dispositive power over all of the 4,501,823 shares of Angi Class A common stock disclosed in the table above.

(8)Consists of: (i) 214,941 shares of Angi Class A common stock held directly by Ms. Hicks Bowman and (ii) 583,656 vested Angi stock options.

(9)Consists of 450,421 shares of Angi Class A common stock held directly by Mr. Dua.

(10)Consists of: (i) 81,631 shares of Angi Class A common stock held directly by Mr. Evans and (ii) 13,446 vested Angi stock options.

(11)Consists of 48,990 shares of Angi Class A common stock held directly by Ms. Haas.

(12)Consists of 436,014 shares of Angi Class A common stock held directly by Mr. Hanrahan.

(13)Consists of: (i) 56,641 shares of Angi Class A common stock held directly by Mr. Shanmugasundaram and (ii) 12,706 shares of Angi Class A common stock underlying Angi RSUs vesting in the next sixty days.

(14)Consists of: (i) 55,614 shares of Angi Class A common stock held directly by Ms. Welch and (ii) 5,931 shares of Angi Class A common stock underlying Angi RSUs vesting in the next sixty days, subject to continued service.

(15)Consists of 5,931 shares of Angi Class A common stock underlying RSUs vesting in the next sixty days, subject to continued service, held directly by Mr. Winiarski.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Angi Class A common stock and other equity securities of the Company with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company (and/or available on the SEC’s website) and/or written representations that no additional forms were required, the Company believes that its directors, officers and greater than 10% beneficial owners complied with these filing requirements in 2021, except that due to administrative error on the part of the Company, late filings to report (i) the vesting of RSUs and the related withholding of shares to cover taxes due in connection with such vesting on February 11, 2021, for Ms. Allison Lowrie, the Company’s former Chief Marketing Officer, and on February 15, 2021, for Ms. Hicks Bowman, (ii) the grants of RSUs on February 24, 2021, to Mr. Hanrahan and on September 2, 2021, to Ms. Shaw, and (iii) the release of RSUs and the related withholding of shares to cover taxes in connection with a 2021 escrow release on December 13, 2021, for each of Mr. Hanrahan and Mr. Dua.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Item 404”). In connection with its reviews, the Audit Committee considers: (i) the parties to the transaction and the nature of their affiliation with Angi and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Angi and/or the related person and (v) any other facts and circumstances that the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders

In connection with the Combination, we and IAC entered into certain agreements to govern our relationship following the Combination, which include those described below.

Contribution Agreement. Under the Contribution Agreement: (i) we agreed to assume all of the assets and liabilities related to the HomeAdvisor Business and indemnify IAC against any losses arising out of any breach by us of the Contribution Agreement or any other transaction-related agreement described below and (ii) IAC agreed to indemnify us against losses arising out of any breach by IAC of the Contribution Agreement or any other transaction-related agreement described below.

Investor Rights Agreement. Under the Investor Rights Agreement, IAC has certain registration, preemptive and governance rights related to us and the shares of our capital stock it holds. The Investor Rights Agreement also provides certain governance rights for the benefit of stockholders other than IAC.

Services Agreement. The Services Agreement currently governs services that IAC has agreed to provide to us through September 29, 2022, with automatic renewal for successive one (1) year terms, subject to IAC’s continued ownership of a majority of the total combined voting power of our voting stock and any subsequent extension(s) or truncation(s) agreed to by us and IAC. Services currently provided to us by IAC pursuant to this agreement include: (i) assistance with certain legal, M&A, finance, risk management, internal audit and treasury functions, health and welfare benefits, information security services and insurance and tax affairs, including assistance with certain public company and unclaimed property reporting obligations; (ii) accounting and controllership services; (iii) investor relations services and (iv) tax compliance services. The scope, nature and extent of services may be changed from time to time as we and IAC may agree.

For 2021, we were charged approximately $3.9 million by IAC for services provided pursuant to the Services Agreement.

Tax Sharing Agreement. The Tax Sharing Agreement governs our and IAC’s rights, responsibilities and obligations with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state and local and foreign income taxes. Under the Tax Sharing Agreement, we are generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or its subsidiaries that includes us or any of our subsidiaries (to the extent attributable to us or any of our subsidiaries, as determined under the tax sharing agreement) and (ii) all taxes imposed with respect to any consolidated, combined, unitary or separate tax returns of us or our subsidiaries.

At December 31, 2021, the Company had taxes payable of approximately $0.3 million due to IAC pursuant to the Tax Sharing Agreement.

Employee Matters Agreement. The Employee Matters Agreement addresses certain compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment; (ii) employee benefit plans and (iii) equity awards. Under the Employee Matters Agreement, our employees participate in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan and we reimburse IAC for the costs of such participation. In the event IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of the Angi board, we will no longer participate in IAC’s employee benefit plans, but will establish our own employee benefit plans that will be substantially similar to the plans sponsored by IAC.

In addition, pursuant to the Employee Matters Agreement, we are required to reimburse IAC for the cost of any IAC equity awards held by our current and former employees, with IAC electing to receive payment either in cash or shares of our Class B common stock. This agreement also provides that IAC may require Prior Plan Awards and equity awards in our subsidiaries to be settled in either shares of our Class A common stock or IAC common stock. To the extent shares of IAC common stock are issued in settlement of these awards, we are obligated to reimburse IAC for the cost of those shares by issuing shares of our Class A common stock in the case of Prior Plan Awards and shares of our Class B common stock in the case of equity awards in our subsidiaries.

Pursuant to the Employee Matters Agreement, 160,162 shares of Angi Class B common stock, and 2,588,180 shares of Angi Class A common stock were issued to IAC as reimbursement for shares of IAC common stock issued in connection with the settlement of certain equity awards held by Angi employees during 2021. No shares were issued to IAC for reimbursement during the quarter ended March 31, 2022.

Lastly, pursuant to the Employee Matters Agreement, in the event of a distribution of Angi capital stock to IAC stockholders in a transaction intended to qualify as tax-free for U.S. federal income tax purposes, the Compensation and Human Resources Committee of the IAC board of directors has the exclusive authority to determine the treatment of outstanding IAC equity awards. Such authority includes (but is not limited to) the ability to convert all or part of IAC equity awards outstanding immediately prior to the distribution into equity awards denominated in shares of our Class A Common Stock, which we would be obligated to assume and which would be dilutive to Angi stockholders.

Other Agreements. We sublease certain office space to IAC in Chicago and New York City and charged IAC approximately $1.6 million of rent for the year ended December 31, 2021. IAC subleases office space to the Company and charged the Company $0.6 million of rent for the year ended December 31, 2021. At December 31, 2021, there were no outstanding receivables due from IAC pursuant to the related sublease agreements.

On December 1, 2021, IAC acquired Meredith Holdings Corp. (“Meredith”), and the resulting entity is a subsidiary of IAC. Prior to the acquisition, Angi had entered into a Marketing Services Agreement with a Meredith affiliate for certain marketing services, and the arrangement is ongoing. Angi paid approximately $7.9 million to Meredith affiliates for all of 2021, including during the period prior to the acquisition.

Relationships Involving Directors

Employment Agreement with Ms. Hicks Bowman. Pursuant to an employment agreement between the Company and Ms. Hicks Bowman dated as of May 1, 2017, Ms. Hicks Bowman is eligible to receive an annual base salary (for 2021 and currently, $500,000), discretionary annual cash bonuses (Ms. Hicks Bowman received $200,000 for her 2021 performance) and such other employee benefits (for 2021, Ms. Hicks Bowman received a 401(k) plan Company match in the amount of $8,250) as may be determined by the Company from time to time.

Upon a termination of her employment without cause (as defined in her employment agreement) or her resignation for good reason (as defined in her employment agreement), subject to her execution and non-revocation of a release of claims in favor of the Company and compliance with the restrictive covenants set forth in her employment agreement: (i) the Company will continue to pay Ms. Hicks Bowman her annual base salary and provide continued health care coverage (through reimbursement on an after-tax basis of related premiums) for twelve (12) months following such termination or resignation, (ii) all unvested Angi equity awards granted to Ms. Hicks Bowman prior to the Combination will vest as of such date and (iii) any then vested Angi stock options will remain exercisable through the earlier of: (A) eighteen (18) months following such termination or resignation, and (B) the scheduled expiration date of such awards.

Pursuant to her employment agreement, Ms. Hicks Bowman is bound by covenants not to: (i) compete with Angi businesses during the term of her employment and for twelve (12) months thereafter and (ii) solicit Angi employees or business partners during the term of her employment and for eighteen (18) months thereafter. In addition, Ms. Hicks Bowman has agreed not to use or disclose any confidential information regarding Angi and/or its affiliates.

The employment agreement provides for an initial term of one year and provides for automatic renewals for successive one (1) year terms absent written notice from the Company or Ms. Hicks Bowman sixty (60) days prior to the expiration of the then-current term.

Employment Agreement with Mr. Ridenour. Pursuant to an employment agreement between the Company and Mr. Ridenour dated as of August 24, 2017, Mr. Ridenour received such portion of his annual base salary for 2021 as was earned through his resignation date, totaling $110,769, and a 401(k) plan Company match in the amount of $8,250. Mr. Ridenour resigned from the Board and as Chief Executive Officer of the Company on February 24, 2021, and prior to such resignation received a discretionary annual cash bonus of $700,000 for his 2020 performance. In connection with Mr. Ridenour's resignation from the Company and in accordance with his employment agreement, all outstanding and unvested awards were forfeited.

Payment for Mr. Schiffman’s Services. Mr. Schiffman served as the Company’s Interim Chief Financial Officer from February to July 2021. Pursuant to the Services Agreement with IAC, the Company was charged a total of $111,180 for Mr. Schiffman’s services.

ANNUAL REPORTS

Upon written request to the Corporate Secretary, Angi Inc., 3601 Walnut Street, Suite 700, Denver, Colorado 80205, we will provide without charge to each person solicited a printed copy of our 2021 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, ir.angi.com. We will furnish requesting stockholders with any exhibit to our 2021 Annual Report on Form 10-K upon payment of a reasonable fee. By including the foregoing website address, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2023 ANNUAL MEETING

Proposals and Nominations. Eligible stockholders who intend to have a proposal considered for inclusion in Angi’s proxy materials for presentation at the 2023 Annual Meeting of Stockholders must submit the proposal to Angi at its corporate headquarters no later than December 27, 2022. Stockholder proposals submitted for inclusion in Angi’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal or nomination at the 2023 Annual Meeting of Stockholders without inclusion of the proposal or nomination in Angi’s proxy materials are required to provide notice of such proposal or nomination to Angi no later than March 10, 2023. If Angi does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act, and those Angi officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal or nomination. Angi reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Proxy Solicitations. Persons who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2023 Annual Meeting of Stockholders must provide the Company notice in accordance with Rule 14a-19 of the Exchange Act by April 7, 2023.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or one set of printed proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Notice or one set of printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided. Once you have received notice that your broker or Angi will be householding your materials, householding will continue until you are notified otherwise, or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to Angi Investor Relations, c/o IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angi.com. Upon request, we undertake to deliver such materials promptly.

If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice or set of our printed proxy materials, as applicable, or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice or set of our printed proxy materials, as applicable, please notify your broker if you hold your shares in street name or Angi if you are a stockholder of record. You can notify us by sending a written request to Angi Investor Relations, c/o IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@angi.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and the 2021 Annual Report on Form 10-K are available at http://www.proxyvote.com.

Appendix A

AUDIT COMMITTEE CHARTER
ANGI INC.
February 2022

PURPOSE

The Audit Committee is appointed by the Board of Directors of Angi Inc. (the “Company”) (the “Board’) to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the independent registered public accounting firm (the “independent accounting firm”), (4) the performance of the Company’s internal audit function and independent accounting firm, (5) the Company’s risk assessment and risk management policies as they relate to financial, cybersecurity, and other risk exposures, including risks relating to workplace conduct, and (6) the compliance by the Company with legal and regulatory requirements.

In fulfilling its purpose, the Audit Committee shall maintain free and open communication between the Committee, the independent accounting firm, the internal auditors, and management of the Company.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the marketplace rules of the NASDAQ stock market (the “Marketplace Rules”) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by the Marketplace Rules and the Securities and Exchange Commission (the “SEC”), as in effect from time to time.

At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The members of the Audit Committee shall be appointed and may be replaced by the Board.

MEETINGS

The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors, and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.
COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations into any matters within its scope of responsibility, to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, to perform its duties and responsibilities, and to otherwise engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

In fulfilling its purpose and carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Audit Committee’s activities shall not be limited by this Charter. Subject to the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:

1.Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.Review and discuss with management and the independent accounting firm the Company's earnings press releases and the results of the independent accounting firm's review of the quarterly financial statements.

3.Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

4.Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company’s internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

5.Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

a.Critical accounting policies and practices to be used in preparing the Company’s financial statements.

b.Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

c.Unadjusted differences and management letters.

6.Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.Periodically review risk assessments from management with respect to data protection and cybersecurity matters, including assessments of the overall threat landscape and steps management has taken to monitor or mitigate its risk exposure.

8.Discuss with the independent accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301, “Communications with Audit Committees.”

9.Periodically evaluate the qualifications, performance and independence of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures and independence.

10.Obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and for purposes of taking, or recommending that the full Board take, appropriate actions to oversee the independence of the outside accounting firm.

11.Meet with the independent accounting firm prior to the audit to discuss the scope, planning and staffing of the audit.

12.Review the proposed internal audit annual audit plan and any significant changes to such plan with management; review and discuss the progress and any significant results of executing such plan; and receive reports on the status of significant findings, recommendations and responses.

13.Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

14.Discuss with management, the Company's senior internal auditing executive and the independent accounting firm the Company’s and its subsidiaries' compliance with applicable legal requirements and codes of conduct.

15.Review all related party transactions in accordance with the Audit Committee’s formal, written policy.

16.Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17.Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

18.Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

19.Furnish the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

20.Periodically review procedures for the reporting, investigation and resolution of complaints received by the Company regarding allegations of harassment, discrimination, and retaliation, and the confidential, anonymous submission by employees of such complaints.

21.Receive periodic reports from the Company’s legal department regarding allegations of harassment, discrimination, and retaliation.

22.Receive reports on any allegation of or investigation into a claim of harassment, discrimination or retaliation involving a Senior Vice President or above, or posing a material risk to the business of the Company.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company’s internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Audit Committee as well as the Board recognizes that members of the Company's management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company’s financial statements or any professional certifications as to the independent accounting firm’s work.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ANGI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83215-P73920 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANGI INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Angela R. Hicks Bowman
02) Thomas R. Evans
03) Alesia J. Haas
04) Christopher Halpin
05) Kendall Handler
06) Oisin Hanrahan
07) Sandra Buchanan Hurse
08) Joseph Levin
09) Jeremy Philips
10) Glenn H. Schiffman
11) Mark Stein
12) Suzy Welch

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Angi Inc.'s independent registered public accounting firm for 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D83216-P73920

ANGI INC.
Annual Meeting of Stockholders
June 8, 2022 9:00 AM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Angi Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2022, and hereby appoints each of Joanne Hawkins, Shannon Shaw and Tanya M. Stanich, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Angi Inc. to be held on June 8, 2022, at 9:00 a.m. Eastern Daylight Time, live via the Internet at www.virtualshareholdermeeting.com/ANGI2022, and at any related adjournments or postponements, and to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Continued and to be signed on reverse side